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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
MEDAREX, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDAREX, INC.
707 State Road
Princeton, New Jersey 08540

Notice of Annual Meeting of Shareholders
To Be Held May 15, 2008

To Our Shareholders:

        The 2008 Annual Meeting of Shareholders of Medarex, Inc., or the 2008 Annual Meeting, will be held at the Sheraton San Jose, 1801 Barber Lane, Milpitas, California 95035, on Thursday, May 15, 2008 at 8:30 a.m. Pacific Daylight Time. The purpose of the meeting is to vote on the following matters:

  1.
  To elect (i) three Class II directors to hold office until the 2011 annual meeting and (ii) one Class I director to hold office until the 2009 annual meeting;

  2.
  To amend and restate our 2005 Equity Incentive Plan to make certain changes, including an increase the aggregate number of shares of common stock authorized for issuance under the plan by 9,000,000 shares;

  3.
  To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2008; and

  4.
  To transact any other business properly brought before the 2008 Annual Meeting.

        These items of business are more fully described in the proxy statement accompanying this notice.

        The record date for the 2008 Annual Meeting is March 21, 2008. Only our shareholders of record at the close of business on that date may vote at the 2008 Annual Meeting or any adjournment thereof.

        Important Notice Regarding The Availability of Proxy Materials for the Annual Meeting Of Shareholders to Be Held on May 15, 2008: The Notice of Annual Meeting of Shareholders, Proxy Statement, and our 2007 Annual Report to Shareholders, are available on our website at www.medarex.com/Investor/Shareholder.htm.

                      By order of the Board of Directors,

                      URSULA B. BARTELS
                       Senior Vice President, General Counsel and Secretary

Princeton, New Jersey
April 7, 2008

        You are cordially invited to attend the 2008 Annual Meeting in person. Whether or not you expect to be personally present at the 2008 Annual Meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the enclosed envelope or follow the instructions set forth herein to submit your vote by proxy over the internet or by telephone to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the 2008 Annual Meeting. Any proxy may be revoked by following the instructions set forth on page 4 of the accompanying proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the 2008 Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

MEDAREX, INC.
707 State Road
Princeton, New Jersey 08540

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING

MAY 15, 2008

        This proxy statement contains information related to the 2008 Annual Meeting of Shareholders, or the 2008 Annual Meeting, of Medarex, Inc., a New Jersey corporation, or Medarex, to be held on Thursday, May 15, 2008, beginning at 8:30 a.m. Pacific Daylight Time at the Sheraton San Jose, 1801 Barber Lane, Milpitas, California 95035, and any postponements or adjournments thereof.

INFORMATION ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Medarex, or the Board, is soliciting your proxy to vote at the 2008 Annual Meeting to be held on Thursday, May 15, 2008. You are invited to attend the 2008 Annual Meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the 2008 Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your vote by proxy over the telephone or on the internet.

        On or about April 7, 2008, we intend to mail this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card to all shareholders of record entitled to vote at the 2008 Annual Meeting.

Are proxy materials available on the Internet?

        Yes. You may access Medarex's Proxy Statement and 2007 Annual Report at www.medarex.com/Investor/Shareholder.htm.

Who can vote at the 2008 Annual Meeting?

        Only shareholders of record as of the close of business on March 21, 2008, are entitled to vote at the 2008 Annual Meeting. On such date, there were 127,540,055 shares of our common stock outstanding, with each share entitled to one vote.

  Shareholder of Record: Shares Registered in Your Name

        If, on March 21, 2008, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the 2008 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2008 Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions below to submit your vote by proxy over the telephone or on the internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on March 21, 2008, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the 2008 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the 2008 Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the 2008 Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        Three proposals are scheduled for a vote:

  •
  Election of (i) three Class II directors to hold office until the 2011 annual meeting of shareholders and (ii) one Class I director to hold office until the 2009 annual meeting of shareholders;

  •
  Amendment and restatement of our 2005 Equity Incentive Plan to make certain changes, including an increase the aggregate number of shares of common stock authorized for issuance under the plan by 9,000,000 shares; and

  •
  Ratification of the appointment by our Audit Committee of Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for 2008.

        As of the date of this proxy statement, these three proposals are the only matters which we intend to present at the meeting. We do not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, your proxy (one of the individuals named on your proxy card) will vote according to his or her best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold Authority" to vote for any nominee(s) you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

  Shareholder of Record: Shares Registered in Your Name

        If you are a shareholder of record, you may vote in person at the 2008 Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the internet. Whether or not you plan to attend the 2008 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the 2008 Annual Meeting and vote in person even if you have previously voted by proxy.

  •
  To vote in person, come to the 2008 Annual Meeting, and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card by 7:00 p.m., Eastern Daylight Time on Wednesday, May 14, 2008, we will vote the shares held by you as you direct.

  •
  To vote over the telephone, dial toll-free (866) 894-0537 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 7:00 p.m., Eastern Daylight Time on Wednesday, May 14, 2008, to be counted.

  •
  To vote on the internet, go to www.continentalstock.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 7:00 p.m., Eastern Daylight Time on Wednesday, May 14, 2008, to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete, sign and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote in person at the 2008 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

        Each share of common stock that you own as of March 21, 2008, entitles you to one vote on each matter to be voted upon at the 2008 Annual Meeting. On March 21, 2008, there were 127,540,055 shares of our common stock outstanding.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the four nominees for director, "For" the amendment and restatement of our 2005 Equity Incentive Plan, and "For" the ratification of the appointment of E&Y as our independent registered public accounting firm for 2008. If any other matter is properly presented at the meeting, or adjournment of the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You may change your vote at any time before the proxy is exercised. If you are the record holder of your shares, you may revoke your proxy by:

  •
  executing and delivering a timely and valid later-dated proxy card, provided we receive such later-dated proxy by 7:00 p.m., Eastern Daylight Time, Wednesday, May 14, 2008;

  •
  voting by ballot at the 2008 Annual Meeting; or

  •
  giving written notice that you are revoking your proxy to Medarex, Inc., 707 State Road, Princeton, New Jersey 08540, Attention: Secretary. We must receive your written notice by 7:00 p.m., Eastern Daylight Time, Wednesday, May 14, 2008 for your revocation to be effective.

        If you voted by telephone or the internet you may also change your vote by delivering a later-dated proxy by telephone or on the internet, as the case may be, provided we receive such later-dated proxy by 7:00 p.m., Eastern Daylight Time, Wednesday, May 14, 2008. Attendance at the 2008 Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to our Secretary before the proxy is exercised or you vote by written ballot at the 2008 Annual Meeting.

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are shareholder proposals due for the 2009 Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 19, 2008 to Medarex, Inc., 707 State Road, Princeton, New Jersey 08540, Attention: Secretary.

        If you wish to submit a proposal that may be considered at the 2009 annual meeting (but not included in next year's proxy materials), or nominate a director, you may do so by written notice, in the form specified in our by-laws, delivered to us or mailed and received by us not less than sixty (60) days (nor more than ninety (90) days) prior to the date of the 2009 annual meeting. In the event that shareholders are given less than 70 days notice or prior public disclosure of the date of the 2009 annual meeting, you may give written notice of the proposal or nomination not later than the close of business on the tenth day following the day on which notice of the 2009 annual meeting date was mailed or such public disclosure of the date of the 2009 annual meeting was made, whichever first occurs. Our Policy Regarding Director Nominations is available at www.medarex.com/Investor/Corporate.htm and describes the procedures for recommending candidates for director. You are also advised to review our by-laws (available at www.medarex.com/Investor/Corporate.htm), which contain additional requirements about advance notice of shareholder proposals and director nominations. Our 2009 annual meeting is currently scheduled for May 21, 2009, and, assuming this date does not change, pursuant to the foregoing timeline, written notice of a proposal to be presented directly at the 2009 annual meeting must be received by us no later than March 16, 2009 (nor earlier than February 14, 2009). If a proposal is received after that date, then the notice is untimely, and we are not required to present such proposal at the 2009 annual meeting. All proposals should be sent to: Medarex, Inc., 707 State Road, Princeton, New Jersey 08540, Attention: Secretary.

What vote is required to approve each proposal?

  Quorum:

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote, i.e., 63,770,029 shares, will constitute a quorum for the 2008 Annual Meeting. If fewer than this number of shares are present at the 2008 Annual Meeting, no business can be conducted other than the adjournment of the 2008 Annual Meeting to another date. If you submit a properly executed proxy card (or one is submitted on your behalf by your broker, bank or other agent) then you will be considered part of the quorum. Abstentions and broker non-votes will be counted towards the quorum requirements.

  Approval of the proposals:

        Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting and entitled to vote at the 2008 Annual Meeting for approval.

  The effect of broker non-votes:

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. "Non-routine" matters are generally considered to be those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals. For purposes of this proxy, the election of the directors and the ratification of E&Y, as our independent registered public accounting firm, are considered to be "routine" matters, and the amendment and restatement of our 2005 Equity Incentive Plan is considered a "non-routine" matter.

How many votes are needed to approve each proposal?

  •
  For Proposal No. 1, (i) (the election of Class II directors), the three nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected; and (ii) (the election of a Class I director), the nominee receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected.

  •
  For Proposal No. 2 (amendment and restatement of our 2005 Equity Incentive Plan) to be approved, we must receive a "For" vote by a majority of the votes cast by holders of shares present in person or represented by proxy and be entitled to vote at the 2008 Annual Meeting.

  •
  For Proposal No. 3 (the ratification of E&Y, as our independent registered public accounting firm for 2008) to be approved, we must receive a "For" vote by a majority of the votes cast by holders of shares present in person or represented by proxy and be entitled to vote at the 2008 Annual Meeting.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the 2008 Annual Meeting. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

How does the Board recommend I vote on the proposals at the 2008 Annual Meeting?

        The Board recommends that you vote as follows:

  •
  "FOR" the election of (i) Patricia M. Danzon, Ph.D., Robert C. Dinerstein and Howard H. Pien as Class II directors, each to serve as a director until the 2011 annual meeting of shareholders; and (ii) election of Marc Rubin, M.D. as a Class I director, to serve as a director until the 2009 annual meeting of shareholders;

  •
  "FOR" the amendment and restatement of our 2005 Equity Incentive Plan to make certain changes, including an increase the aggregate number of shares of common stock authorized for issuance under the plan by 9,000,000 shares; and

  •
  "FOR" the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2008.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the 2008 Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2008.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board is divided into three classes in a manner providing for staggered three-year terms. The Board is currently comprised of nine members. Vacancies on the Board may be filled by shareholder approval at an annual meeting or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve until the next succeeding annual meeting of shareholders and until the director's successor is elected and qualified or, if sooner, until the director's death, resignation or removal.

        Irwin Lerner, a member of our Board since 1995, has announced his decision to retire from the Board effective as of the 2008 Annual Meeting. The Board has appointed, effective as of the 2008 Annual Meeting, (i) Mr. Lerner as honorary Chairman Emeritus of the Board; and (ii) Howard Pien, Medarex's President and Chief Executive Officer, as the successor to Mr. Lerner as Chairman of the Board. The Board will elect a lead independent director as soon as practicable following the Annual Meeting Date.

        At the 2008 Annual Meeting, the terms of Patricia M. Danzon, Ph.D., Robert C. Dinerstein, Howard H. Pien and Marc Rubin, M.D. are expiring. We have nominated Dr. Danzon and Messrs. Dinerstein and Pien to serve as directors for a new three-year term to hold office until our 2011 annual meeting of shareholders and until such director's successor is elected, or, if sooner, his death, resignation or removal. We have nominated Dr. Rubin to serve as a director for the remaining Class I term to hold office until our 2009 annual meeting of shareholders and until his successor is elected, or, if sooner, his death, resignation or removal. Each nominee is a current Medarex director. Mr. Dinerstein and Dr. Danzon were previously elected by our shareholders. Mr. Pien and Dr. Rubin were elected by the Board to fill vacancies on June 14, 2007 and November 1, 2007, respectively, following their nomination by our Nominating and Corporate Governance Committee.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. With respect to Class II directors, the three nominees receiving the highest number of affirmative votes will be elected. Unless you properly mark the proxy card accompanying this Proxy Statement to withhold authority to vote for a nominee, your votes will be cast FOR the election of each of the nominees, or FOR one or more substitute nominees recommended by the Board in the event that one or more of our nominees should become unavailable for election. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election of Class II Directors—Terms Expiring at the 2011 Annual Meeting.
Patricia M. Danzon, Ph.D. Director Since May 2005 Age 61
Dr. Danzon has been the Celia Moh Professor, Health Care Systems, Insurance and Risk Management at the Wharton School of the University of Pennsylvania since 1985. Dr. Danzon also chaired the Health Care Systems Department at the Wharton School from 2004-2007. Prior to that time, Dr. Danzon held academic and research positions at various institutions including the University of Chicago, Stanford University, and Duke University. Dr. Danzon received a B.A. from Oxford University and holds an M.A. and Ph.D. in Economics from the University of Chicago. Dr. Danzon is a member of the Institute of Medicine, and she also serves on various advisory and editorial boards, including the Journal of Health Economics.
Robert C. Dinerstein Director Since September 2006 Age 65
Mr. Dinerstein has served as the Global Co-Chair and New York Chair of the Financial Institutions Practice at Greenberg Traurig, LLP, an international law firm, where he focuses on banking and securities regulation, new product development and international capital markets issues, since August 2006. Prior to joining Greenberg Traurig, Mr. Dinerstein held various positions at UBS Investment Bank, including Vice Chairman, Americas, and Senior Corporate Counsel (from 2005 to 2006) and Managing Director and Global General Counsel (from 2000 to 2004). Prior to joining UBS in 1991, Mr. Dinerstein was Executive Vice President and General Counsel of Shearson Lehman Brothers. From 1979 through 1987, he was a Vice President and the General Counsel of Citicorp's Investment Bank. Mr. Dinerstein received a B.A., cum laude, from Harvard University and a J.D. from the University of Michigan. He also is a graduate of the Wharton Executive Development Program.
Howard H. Pien Director Since June 2007 Age 50
Mr. Pien is our President, Chief Executive Officer and a member of the Board of Directors. Prior to joining us, Mr. Pien was the Chairman and Chief Executive Officer and a Director of Chiron Corporation, a biopharmaceutical company involved in three healthcare markets: blood testing, vaccines, and biopharmaceuticals, from April 2003 until Chiron's merger with Novartis in April 2006. From April 2006 to June 2007, Mr. Pien performed consulting services. He joined Chiron from GlaxoSmithKline, where he held roles in commercial operations and general management, including the positions as head of the international business. Mr. Pien previously held key positions in SmithKline Beecham's pharmaceuticals business in the United States, the United Kingdom, and North Asia, culminating in his tenure as President, Pharmaceuticals-North America and head of the worldwide pharmaceutical and vaccines businesses. Prior to joining SmithKline Beecham, he worked for six years for Abbott Laboratories and five years for Merck & Co., in positions of sales, market research, licensing and product management. Mr. Pien is a Massachusetts Institute of Technology graduate and received an M.B.A. from Carnegie-Mellon University. Mr. Pien currently serves as a director of ViroPharma Incorporated and Vanda Pharmaceuticals, Inc., each a publicly traded biotechnology company.

Nominee for Election of Class I Director—Term Expiring at the 2009 Annual Meeting.
Marc Rubin, M.D. Director Since November 2007 Age 53
Dr. Rubin is President and CEO of Titan Pharmaceutical, Inc., a biopharmaceutical company publicly traded on the American Stock Exchange. Prior to joining Titan in October 2007, he was Head of Global Research and Development for Bayer Schering Pharma and a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma from June 2006 to January 2007. Prior to his position at Bayer Schering Pharma, from October 2003 through June 2006, Dr. Rubin was a Member of the Executive Board and President of Development for Schering AG, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. His position included responsibility for three Global Business Units. Before joining Schering AG, between January 1990 through September 2003, Dr. Rubin held several positions of increasing responsibility at GlaxoSmithKline, including oversight of the development, approval and commercial strategy for numerous programs. In 1983, Dr. Rubin completed his clinical training in internal medicine at The Johns Hopkins Hospital and, in 1986, subspecialty training in both oncology and infectious disease at the National Institutes of Health, where he remained in a senior staff position through 1989. He received his M.D. from Cornell University Medical College and did his undergraduate work at Cornell University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION
TO THE BOARD OF DIRECTORS OF EACH NAMED NOMINEE.

Directors Continuing in Office

Class I Directors Continuing in Office until the 2009 Annual Meeting
Ronald J. Saldarini, Ph.D. Director Since May 2001 Age 68
Dr. Saldarini was President of the global vaccine business of Wyeth Pharmaceuticals from 1986 until his retirement in 1999. After his retirement, he founded Biological Initiatives which provides consulting services to the vaccine/pharmaceutical industry. He is an associate at Naimark & Associates, a healthcare consulting firm, and has served on several committees of the National Academy of Sciences Institute of Medicine. He has also been a committee member of several organizations involved in promoting immunization and vaccine development for infectious disease. He has a B.A. from Drew University and a Ph.D. degree in Biochemistry and Physiology from the University of Kansas.

Charles R. Schaller Director since July 1987 Age 72
Mr. Schaller was Chairman of our Board from our inception until May 18, 1997. Since 1989, Mr. Schaller has been a chemical industry management consultant and, until June 2002, he served as a director of AstroPower, Inc., a formerly publicly traded U.S. manufacturer of photovoltaic products. Mr. Schaller is a graduate of Yale University and is a graduate of the program in management development at Harvard Business School. Mr. Schaller is Chairman of the Board of AVANT Immunotherapeutics, Inc., a publicly traded biopharmaceutical company.
Class III Directors Continuing in Office until the 2010 Annual Meeting
Abhijeet J. Lele Director Since September 2006 Age 42
Mr. Lele has been a Managing Member of EGS Healthcare Capital Partners, or EGS, a venture capital firm that focuses on investments in biopharmaceutical, specialty pharmaceutical and medical device companies since 1998. Prior to joining EGS in 1998, he spent four years in the healthcare practice of McKinsey & Company, and prior to McKinsey & Company, he held various operating positions with Lederle Laboratories, Progenics Pharmaceuticals, Inc. and Clontech Laboratories, Inc. Mr. Lele received an M.A. from Cambridge University and an M.B.A. with distinction from Cornell University. Mr. Lele is a director of three publicly traded medical device companies, CryoCath Technologies Inc., EP MedSystems, Inc., and Stereotaxis, Inc., and is a member of the Research Development Committee of the Juvenile Diabetes Research Foundation.
Julius A. Vida, Ph.D. Director Since February 1994 Age 79
Dr. Vida has been a self-employed pharmaceutical consultant with VIDA International Pharmaceutical Consultants since 1993. From 1975 until his retirement in 1993, Dr. Vida held various positions at Bristol-Myers Squibb Company and its predecessors. From 1991 to 1993, Dr. Vida was Vice President, Business Development, Licensing and Strategic Planning, and from 1985 to 1991, he was Vice President, Licensing. Dr. Vida graduated from Peter Pazmany University, Budapest, Hungary, holds an M.S. and a Ph.D. in Organic Chemistry from Carnegie Institute of Technology, was a Postdoctoral Fellow at Harvard University, and holds an M.B.A. from Columbia University. Dr. Vida is also a director of Spectrum Pharmaceuticals, Inc. a publicly traded biopharmaceutical company.

Executive Officers Who Are Not Directors

        The following table lists our executive officers as of December 31, 2007 who are not directors:

Name	Age	Position
Christian S. Schade	47	Senior Vice President, Finance and Administration, and Chief Financial Officer
Ursula B. Bartels	50	Senior Vice President, General Counsel and Secretary
Dr. Nils Lonberg	52	Senior Vice President and Scientific Director
W. Bradford Middlekauff	46	Senior Vice President, Strategic Planning
Dr. Geoffrey M. Nichol	53	Senior Vice President, Product Development
Dr. Ronald A. Pepin	52	Senior Vice President, Business Development

        Each of our officers is elected to hold office until his successor is chosen or qualified, subject to his earlier resignation or removal. Mr. Lerner stepped down as our interim President and Chief Executive Officer as of June 13, 2007 in connection with the hiring of Mr. Pien, our CEO. Set forth below is certain biographical information concerning our executive officers who are not also directors:

        Christian S. Schade is our Senior Vice President, Finance and Administration, and Chief Financial Officer. Mr. Schade joined us in October 2000. Prior to joining us, Mr. Schade was a Managing Director of Merrill Lynch & Co. Mr. Schade was employed by Merrill Lynch from March 1992 until October 2000 and was involved in Merrill Lynch's international capital markets and corporate funding groups. Mr. Schade is a graduate of Princeton University and received an M.B.A. degree from the Wharton School of the University of Pennsylvania. Mr. Schade is a director of Integra LifeSciences Corporation, a publicly traded medical technology company.

        Ursula B. Bartels is our Senior Vice President, General Counsel and Secretary. Ms. Bartels joined us in October 2007. Prior to joining us, Ms. Bartels was most recently Vice President, General Counsel and Secretary of Chiron Corporation from August 2004 until April 2006, when it was acquired by Novartis. Prior to joining Chiron, Ms. Bartels served as Senior Vice President, General Counsel and Secretary of Boehringer Ingelheim Corporation from 1999 through August 2004, where she was responsible for all legal, and compliance functions for the US businesses. Before that, she spent 11 years at SmithKline Beecham Corporation (currently GlaxoSmithKline) from 1988 through 1999, serving in various capacities in the legal department, culminating in the position of Vice President and Associate General Counsel, Legal Operations North America. Ms. Bartels is a graduate of Bryn Mawr College and received a J.D. from the University of Virginia.

        Nils Lonberg, Ph.D. is our Senior Vice President and Scientific Director. Dr. Lonberg joined us in October 1997, upon our acquisition of Genpharm International, Inc., or GenPharm. Dr. Lonberg joined GenPharm in 1990 as a Senior Scientist and was promoted to Director, Molecular Biology in 1994. Prior to joining GenPharm, Dr. Lonberg was a Post-Doctoral Fellow at Memorial Sloan-Kettering Cancer Center in New York, New York. He received a Ph.D. in Biochemistry and Molecular Biology from Harvard University.

        W. Bradford Middlekauff is our Senior Vice President, Strategic Planning. Until November 2007, he was our Senior Vice President, General Counsel and Secretary. Mr. Middlekauff joined us in March 2000. Prior to joining us, Mr. Middlekauff was Vice President, Business Development and General Counsel at Algos Pharmaceutical Corporation from August 1998 until February 2000. From September 1993 until July 1998, Mr. Middlekauff was an associate with the law firm of Cooley Godward LLP, where he advised life science companies on business and legal aspects of research and development, corporate partnering and licensing, product commercialization and corporate financing. Mr. Middlekauff is a graduate of Brown University and received a J.D. degree from Yale Law School.

        Geoffrey M. Nichol, M.B.Ch.B., M.B.A. is our Senior Vice President, Product Development. Dr. Nichol joined us in September 2002. Prior to joining us, Dr. Nichol was with SmithKline Beecham Pharmaceutical (currently GlaxoSmithKline), as a Clinical Research Physician from December 1989 through January 1996. In February 1996, Dr. Nichol joined Novartis Pharmaceuticals as Vice President Pulmonology, Arthritis and HRT in Clinical Research and Development and subsequently led U.S. Medical Affairs and Global Project Management for Novartis. Dr. Nichol received his medical degree from Otago University Medical School in New Zealand and practiced pulmonary/internal medicine in New Zealand, Australia and at the Brompton Hospital and National Heart and Lung Institute in London, England. Dr. Nichol also received an M.B.A. degree from Warwick University in the United Kingdom.

        Ronald A. Pepin, Ph.D. is our Senior Vice President, Business Development. Dr. Pepin joined us in August 2000 as Vice President, Business Development. Prior to joining us, Dr. Pepin was Executive Director, External Science and Technology at the Bristol-Myers Squibb Company. Dr. Pepin was employed by Bristol-Myers Squibb from March 1990 until July 2000 and was responsible for the licensing of new technologies and establishing research collaborations. Dr. Pepin is a graduate of Tufts University and received a Ph.D. in Molecular Genetics from Georgetown University.

Information Regarding the Board and Corporate Governance

  Independence of the Board

        As required under The NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board periodically consults with our General Counsel as well as our outside legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Nominating and Corporate Governance Committee of the Board, or the Governance Committee, has determined that all of our directors, other than Mr. Pien, are independent directors within the meaning of the applicable NASDAQ listing standards. Mr. Pien, our President and Chief Executive Officer and a current director, is an employee and, therefore, not independent. In determining the independence of our non-employee directors, the Governance Committee found that none of these directors had a material or other disqualifying relationship with Medarex, and took into account Mr. Lerner's service as interim President and CEO in 2006-2007, Dr. Saldarini's affiliation with a consulting firm with which Mr. Lerner is also affiliated; Mr. Schaller's position as Chairman of the Board of Directors of Celldex Therapeutics, Inc., one of our former subsidiaries (now AVANT Immunotherapeutics, Inc., a publicly traded company in which we have an approximately 35% interest); and Dr. Saldarini and Mr. Dinerstein's respective brokerage accounts with investment banking firms with whom we maintain, or formerly maintained, investment banking relationships. The Board did not believe that any of these factors would interfere with any director's exercise of independent judgment in carrying out his responsibilities as a director.

  Board Meetings, Attendance of Directors and Other Matters

        Our Board held 12 meetings in 2007. During 2007, each of the directors attended 75% or more of the total meetings of the Board and the respective committees on which he or she served, held during the period for which he or she was a director or committee member. Our independent directors meet in executive sessions at which only independent directors are present after each regularly scheduled Board meeting. The Board has the express authority to hire its own legal, accounting and other advisors. Recognizing that director attendance at our annual meeting can provide shareholders with an opportunity to communicate with directors about issues affecting our business, it is our policy to actively encourage our directors to attend our annual meeting of shareholders. All of our directors then in office attended our 2007 annual meeting of shareholders.

  Board Committees

        As of December 31, 2007, the Board had three standing committees: an Audit Committee, a Compensation and Organization Committee and a Nominating and Corporate Governance Committee. In April 2007, the Board dissolved the Conflict of Interest Committee and assigned the duties and responsibilities previously given to the Conflict of Interest Committee to the Nominating and Corporate Governance Committee. The charters for our current standing committees can be found at www.medarex.com/Investor/Corporate.htm. The following table provides membership and meeting information for each of the standing Board committees from January 1, 2007 through December 31, 2007:

Director	Audit Committee	Compensation and Organization Committee	Nominating and Corporate Governance Committee
Patricia M. Danzon		*	*
Robert C. Dinerstein	*		**
Abhijeet J. Lele		**
Irwin Lerner
Howard H. Pien
Marc Rubin
Ronald J. Saldarini	**	*	*
Charles R. Schaller	*
Julius A. Vida			*
Total meetings from January 1, 2007 through December 31, 2007	9	30	12

    *
    Member

    **
    Chair

        Each of the Board committees has authority to engage outside legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Governance Committee annually reviews the NASDAQ listing standards definition of independence for committee members and has determined that all members of each standing committee are independent within the meaning of the applicable NASDAQ listing standards and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Medarex. Below is a description of each of the standing committees of the Board.

        Audit Committee.    The Audit Committee of the Board oversees our corporate accounting and financial reporting process and assists the Board in fulfilling its oversight responsibility to the shareholders and others relating to:

  •
  The integrity of our financial statements and the financial reporting process;

  •
  The systems of internal accounting and financial controls;

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  The performance of our independent registered public accounting firm;

  •
  The annual independent audit of our financial statements; and

  •
  The independent registered public accounting firm's qualifications and independence.

        In connection with this oversight role, the Audit Committee performs several functions, including, among other things:

  •
  Retaining and determining the compensation for special legal, accounting, and other advisors or consultants the Audit Committee deems necessary or appropriate in the performance of its duties;

  •
  Determining and approving the engagement of the independent registered public accounting firm, including the scope of audit and non-audit services, adequacy of staffing, and the compensation to be paid;

  •
  Evaluating the qualifications, performance and independence of the independent registered public accounting firm;

  •
  Monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law and to consider periodically and, if deemed appropriate, adopt policies regarding partner rotation;

  •
  Determining whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

  •
  To consider and, if deemed appropriate, adopt policies regarding Audit Committee pre-approval of employment by Medarex of individuals formerly employed by our auditors and engaged on our account;

  •
  Discussing with management and the independent registered public accounting firm the adequacy and effectiveness of our internal controls over financial reporting;

  •
  Establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  •
  Reviewing with management and our auditors significant issues regarding accounting principles and financial statement presentation, including the auditor's assessment of the quality, not just the acceptability, of accounting principals and the reasonableness of significant judgments and estimates;

  •
  Reviewing the results of the annual audit and our financial statements to be included in our Annual Report on Form 10-K and the review of our quarterly financing statements for inclusion in our Quarterly Reports on Form 10-Q; and

  •
  Resolving any material conflicts or disagreements between management and our auditors relating to financial reporting, and accounting practices and polices.

        Under its charter, the Audit Committee must have at least three members, all of whom must satisfy the independence and financial literacy requirements of the NASDAQ listing standards applicable to audit committee members as in effect from time to time. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). Members of the Audit Committee are appointed by the Board, based on recommendations of the Nominating and Corporate Governance Committee.

        The Board has determined that Dr. Saldarini qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Saldarini's level of knowledge and experience based on a number of factors, including his formal education and experience as an executive officer for a major pharmaceutical company. The Audit Committee operates under a charter, which can be found at www.medarex.com/Investor/Corporate.htm. The Audit Committee held nine meetings in 2007.

        Nominating and Corporate Governance Committee.    The primary responsibilities of the Governance Committee are to oversee all aspects of our corporate governance functions on behalf of the Board and identify, evaluate, and recommend qualified candidates to the Board to serve as our directors. To fulfill these responsibilities, the Governance Committee has the full power and authority to, among other things:

  •
  Establish procedures for the assessment of the Board, its committees and its individual members;

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  Propose policies on the size and composition of the Board;

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  Establish criteria for membership on the Board and on Board committees;

  •
  Review and evaluate the experience and qualifications of members of the Board and the Board as a whole and assess the needs of the Board from time to time;

  •
  Identify, evaluate and recommend qualified candidates for service on the Board, including any shareholder recommendations;

  •
  Maintain an orientation program for new directors and a continuing education program for all directors;

  •
  Evaluate, review and consider whether to recommend to the Board the nomination, upon conclusion of their terms, of existing directors for re-election to the Board;

  •
  Evaluate at least annually the size, performance, authority, operations, charter and composition of each standing Board committee and the performance of each committee member and recommend to the Board any changes considered appropriate in the size, authority, operations, charter, or composition of each committee;

  •
  Recommend to the Board the establishment of special committees, as necessary;

  •
  Consider and periodically assess director independence;

  •
  Review with management and the Board the adequacy of our Standards of Integrity and any other codes of ethics;

  •
  Review and approve or disapprove, as the case may be, certain transactions involving conflicts in accordance with the terms of our Conflict of Interest Policy; and

  •
  Consult with our Chief Executive Officer regarding plans for succession to the offices of our executive officers and report to our Board, whenever so requested, regarding such consultations.

        Under its charter, the Governance Committee must have at least two members, both of whom shall meet the independence requirements of the NASDAQ listing standards applicable to nominating and corporate governance committee members from time to time. All members of the Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The charter of the Governance Committee can be found at www.medarex.com/Investor/Corporate.htm. The Governance Committee held 12 meetings in 2007.

        Compensation and Organization Committee.    The Compensation and Organization Committee of the Board, or the Compensation Committee, acts on behalf of the Board to establish, implement and oversee our compensation strategy, policies, plans and programs including:

  •
  The establishment of corporate and individual performance goals and objectives relevant to the compensation of our executive officers and evaluation of performance in light of these stated goals and objectives;

  •
  Review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer, or CEO, and other executive officers;

  •
  Administration of our equity compensation plans, deferred compensation plans and other similar plans and programs;

  •
  Review of industry-wide compensation practices to assess the adequacy and competitiveness of our executive compensation programs to that of competitors in our industry; and

  •
  Review and discuss with management the disclosures contained in our "Compensation Discussion and Analysis" for use in any of our annual reports on Form 10-K, registration statements, proxy or information statements and recommend to the Board the inclusion of such information in these reports and statements.

        In January 2007, the Board adopted the Policy and Procedures for the Granting of Stock Options and Other Equity-Based Incentives, or the Equity Grant Procedures, a copy of which can be found at www.medarex.com/Investor/Corporate.htm. The Equity Grant Procedures are designed to provide a framework for the administration of our equity compensation program that complies with applicable laws and regulations and can be followed consistently by our personnel. These procedures also provide for our Chief Financial Officer, or CFO, and our General Counsel, on an annual basis, to review the administration of Medarex's equity compensation program and to provide training for employees, consultants and Board members involved in the program. The Equity Grant Procedures were reviewed and amended most recently in January 2008 and are described in the CD&A.

        Under its charter, the Compensation Committee must have at least three members, all of whom shall meet the independence requirements of the NASDAQ listing standards applicable to compensation committee members from time to time and satisfy the "outside director" standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The charter of the Compensation Committee can be found at www.medarex.com/Investor/Corporate.htm. Under its charter, the Compensation Committee may delegate authority to subcommittees, as appropriate, but no such delegation has been made to date. The Compensation Committee held 30 meetings in 2007 and considered, in addition to routine compensation matters, contracts relating to the employment of our interim and current CEOs (Messrs. Lerner and Pien, respectively).

        The specific determinations of the Compensation Committee with respect to executive compensation for 2007 are described in the CD&A section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Mr. Lele, and Drs. Danzon and Saldarini. All members of the Compensation Committee are independent directors under the NASDAQ listing standards. No member of the Compensation Committee is currently, or ever has been, an officer or employee of Medarex. No executive officer of Medarex currently serves or has served as a member of the board of directors or a compensation committee of any entity that has or had one or more executive officers who currently serves as a member of our Board or Compensation Committee.

2007 Director Compensation

        On May 17, 2007, each of our non-employee directors received a grant of an option to purchase 18,000 shares of our common stock at an exercise price of $14.92, the average of the high and low sales price of our common stock on NASDAQ on such date. Dr. Rubin was not a member of the Board at that time. Shortly after joining our Board in November 2007, in accordance with our compensation policy for initial option awards for non-employee directors, Dr. Rubin received an initial option grant to acquire 30,000 shares of our common stock at an exercise price of $12.57.

        In July 2007, our Compensation Committee undertook an analysis of compensation received by members of the boards of directors of peer group biotechnology companies. Pending the outcome of this analysis, the Board resolved, at a regular meeting on July 26, 2007, to continue the existing 2006-2007 cash compensation arrangements for non-employee directors, and approved the following fees:

Board Compensation 2007-08
Annual Retainer Fee:	$25,000
Additional $25,000 for Chair
Meeting Fee:	$1,800
Board Telephonic Meeting Fee:	$1,000
Committee Retainer Fee*:	$6,000
Audit Committee Additional Retainer Fee:
Chairperson	$12,000
Member	$5,000
Committee Meeting Fee*:	$1,000

    *
    Applies to the Audit Committee, Compensation Committee and Governance Committee.

        On October 25, 2007, at the recommendation of the Compensation Committee upon completion of its analysis of peer company board compensation practices, the Board approved the following compensation arrangements for non-employee directors to replace any other compensation arrangements previously approved by the Board, effective as of January 1, 2008:

Category		2008 Compensation
Board Retainer Payments
•	Cash	$25,000
•	Career Deferred Stock Units	$25,000
•	Annual Stock Option Grant	18,000 shares
•	Initial Stock Option Grant for New Members	30,000 shares
Chair and Committee Retainer Payments
•	Non-Executive Chairman of the Board	$25,000
•	Lead Independent Director	$25,000
•	Audit Committee Chair	$25,000
•	Audit Committee Non-Chair Member	$20,000
•	Compensation and Organization Committee Chair	$25,000
•	Compensation and Organization Committee Non-Chair Member	$20,000
•	Nominating and Corporate Governance Committee Chair	$25,000
•	Nominating and Corporate Governance Committee Non-Chair Member	$20,000

At the same meeting, the Board approved, pursuant to the foregoing 2008 compensation policy, the grant to our non-employee directors, other than Mr. Lerner, who will be retiring as of the 2008 Annual Meeting, of (i) $25,000 of Career Deferred Stock Units, or CDSUs, and (ii) 18,000 stock options, each with a grant date of May 15, 2008, the date of the 2008 Annual Meeting. The number of CDSUs to be granted to each individual will be obtained by dividing $25,000 by the average of the high and low sales prices of our common stock on May 15, 2008. The CDSUs will fully vest on the first anniversary of the grant date but will only be paid to grantees upon the earlier of a change of control or their departure from the Board. The remaining annual 2008 Board Compensation in the amounts set forth above will be paid ratably at the end of each quarter of 2008.

        During 2007, no director received any compensation for services rendered to us as a director other than set forth in the table below, except for Mr. Lerner, who was compensated for his services as our interim President and CEO through June 13, 2007 (see the Summary Compensation Table under CD&A below). The members of the Board are also reimbursed for expenses incurred in attending Board meetings.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash		Option Awards(1)		All Other Compensation	Total
Dr. Danzon	$98,200		$183,060	(2)	—	$281,260
Mr. Dinerstein	84,200		183,060	(2)	—	267,260
Mr. Lele	86,200		183,060	(2)	—	269,260
Mr. Lerner(3)	30,600		—		—	30,600
Dr. Rubin	5,167	(4)	43,813	(5)	—	48,980
Dr. Saldarini	123,400		183,060	(2)	—	306,460
Mr. Schaller	60,700		183,060	(2)	—	243,760
Dr. Vida	65,700		183,060	(2)	—	248,760

(1)
As of December 31, 2007, each of our directors listed in this table held the following aggregate number of stock options: Dr. Danzon, Messrs. Dinerstein and Lele: 48,000; Mr. Lerner: 524,000; Dr. Rubin: 30,000; Dr. Saldarini: 132,000; Mr. Schaller: 128,000; and Dr. Vida: 124,000

(2)
Represents the grant date fair value of $10.17.

(3)
Mr. Lerner stepped down as our interim President and CEO effective June 13, 2007. After such date, he was no longer compensated for his services as an interim President and CEO but remained on the Board.

(4)
The annual retainer paid to Dr. Rubin was pro rated as he joined our Board in November 2007.

(5)
Represents the grant date fair value of $8.48.

Corporate Governance

  Corporate Governance Guidelines

        Our business, property and affairs are managed by or are under the direction of the Board pursuant to New Jersey law and our certificate of incorporation and by-laws. Members of the Board are kept informed about our business through discussions with the President and CEO and other key members of management, by reviewing materials provided to them by management and by management's participation in meetings of the Board and its committees.

        The Board operates pursuant to our Corporate Governance Guidelines, which address the composition and operation of the Board. These guidelines can be viewed at www.medarex.com/Investor/Corporate.htm and can be obtained, upon request, from Medarex.

        In 2007, members of our management worked closely with outside legal counsel and the chair of our Governance Committee to undertake a comprehensive evaluation and analysis of the charters of our standing committees and our other corporate governance practices. This review resulted in our Board of Directors adopting certain changes to our committee charters and our Corporate Governance Guidelines to bring our corporate governance policies in line with what our Board believes to be best practices for Medarex. The most substantive changes include:

  Selecting a Lead Independent Director of the Board of Directors

        At such times as the Chair of our Board of Directors is an employee of Medarex, one of our non-employee directors shall be designated by the Board of Directors as a lead independent director of the Board. The responsibilities of the lead independent director include, among other duties:

  •
  Presiding, in the absence of the Chair, over meetings of the Board;

  •
  Presiding over special meetings of the independent directors;

  •
  Presiding over portions of meetings at which the evaluation or compensation of the CEO is presented or discussed; and

  •
  Coordinating the activities of the other independent directors of the Board.

  Consideration of Establishing Stock Ownership Guidelines for our Directors

        It is the policy of the Board that ownership of Medarex stock by our directors more closely aligns the interests of our directors with that of our shareholders. The Governance Committee of the Board shall recommend to the Board, from time to time, the establishment and maintenance of stock ownership guidelines for its consideration.

  Management Succession Planning

        Our CEO, in consultation with our Governance Committee, will plan for the succession to our executive offices (other than CEO), and make recommendations to the Board with respect to qualified individuals to succeed to these positions. The Board will plan for succession to the office of Chief Executive Officer.

  Director Education

        Our Corporate Governance Guidelines establish a commitment to director education through outside training programs and the reservation of a portion of each regularly scheduled meeting of the Board for continuing education related to critical issues affective our directors' roles and responsibilities.

  Board and Audit Committee Service

        Our Board has a policy that no director shall simultaneously serve on:

  •
  the board of directors of more than four publicly traded companies, including Medarex; or

  •
  the audit committees of more than three publicly traded companies, including Medarex.

        For purposes of this policy, "publicly traded companies" includes companies whose securities are traded on foreign or U.S. public markets.

  Director Nomination Process

        Our Director Nomination Policy describes the procedures for recommending candidates and provides that candidates for the Board should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Under its charter, the Governance Committee evaluates all such candidates and makes recommendations to the Board.

        In considering potential candidates, the Governance Committee also considers factors such as whether or not a potential candidate:

  •
  possesses relevant expertise upon which to be able to offer advice and guidance to management;

  •
  has sufficient time to devote to our affairs;

  •
  has demonstrated excellence in his or her field;

  •
  has the ability to exercise sound business judgment; and

  •
  has the commitment to rigorously represent the long-term interests of our shareholders.

        The Governance Committee has the right to modify these factors from time to time.

        Candidates for director are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of shareholders. In conducting this assessment, the Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate, given our current needs and the current needs of our Board, to maintain a balance of knowledge, experience and capability.

        In the case of an incumbent director whose term of office is set to expire, the Governance Committee reviews such director's overall service during his or her term, including the number of meetings attended, level of participation and quality of performance. In the case of a new director candidate, the Governance Committee also determines whether the nominee is independent for purposes of the NASDAQ listing standards.

        The Governance Committee will consider director candidates recommended by shareholders in accordance with our Director Nomination Policy. To nominate a candidate, a shareholder must notify our Secretary in writing not less than 120 calendar days prior to the one-year anniversary of the mailing date of our prior year's proxy statement, and include in such notice:

  •
  The recommended candidate's name, age and addresses (business and residence);

  •
  The recommended candidate's principal occupation or employment;

  •
  The class and number of shares of our stock, if any, owned beneficially or of record by the nominated candidate;

  •
  The qualifications of such recommended candidate and how they compare to the qualifications and factors described in our Director Nomination Policy under the heading "Minimum Qualifications and Factors for Selection;"

  •
  A written consent of the recommended candidate to be named as a director candidate and, if nominated and elected, to serve as a director;

  •
  The name and address of the shareholder making the nomination as they appear on our books;

  •
  The class and number of shares of our stock owned beneficially or of record by the shareholder nominating the candidate as of the date of the correspondence;

  •
  A description of all arrangements or understandings between the recommending shareholder and the recommended candidate with respect to the nomination; and

  •
  Any other information regarding the recommended candidate or recommending shareholder that would be required to be included in the proxy statement or other securities filing relating to the election of directors.

        Under this policy, candidates recommended by our shareholders will be evaluated on the same basis as candidates recommended by our directors, officers, third party search firms or other sources. The Governance Committee may also consider whether to support the nomination of any person nominated for election to the Board by a shareholder pursuant to the provisions of our by-laws relating to shareholder nominations. During the past year, the Governance Committee did not receive a director nomination by a shareholder or a group of shareholders holding more than 5% of our voting stock and we did not pay a fee to, or engage, any third party search firm or other source to identify and evaluate nominees for directors. Our Director Nomination Policy is available at www.medarex.com/Investor/Corporate.htm.

  Shareholder Communications with the Board

        The Governance Committee has adopted a formal process by which shareholders may communicate with the Board or any of our directors. Shareholders and other interested persons may communicate with members of the Board by either (i) sending an e-mail to boardofdirectors@medarex.com or (ii) sending written correspondence to: Medarex Board of Directors, c/o Office of the General Counsel, Medarex, Inc., 707 State Road, Princeton, New Jersey 08540. The e-mail or mailing envelope must contain a clear notation indicating that the communication is a "Shareholder/Board Communication." Persons sending such communications are encouraged to identify themselves, so that a response may be provided, if appropriate. In addition, the communication must clearly identify whether or not the author is a shareholder of Medarex and must clearly state whether the intended recipients are all of the members of the Board or just certain specified individual directors. Our General Counsel will review with our outside legal counsel all correspondence and forward to the Chair of the Board a summary of the correspondence, or if the Chair is an employee director, to the lead independent director of the Board. In addition, our General Counsel will forward copies of any correspondence to the Board, if in the opinion of the General Counsel or outside legal counsel, the correspondence requires the attention of the Board or an individual Board member. A log is maintained by our General Counsel and any member of the Board may review the log and request a copy of the correspondence. Further details and the full text of this process can be found at www.medarex.com/Investor/Corporate.htm.

  Standards of Integrity

        We have adopted Standards of Integrity that apply to all of our officers, directors and employees. A copy of our Standards of Integrity is available at www.medarex.com/Investor/Corporate.htm. The Standards of Integrity set forth a written code of ethics and business conduct that all of our officers, directors and employees are required to adhere to in addressing the legal and ethical issues encountered in conducting their work. The Standards of Integrity require that employees comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Standards of Integrity. If we make any substantive amendments to the Standards of Integrity or grant any waiver from a provision of the Standards of Integrity to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We will post all waivers for a period of twelve months.

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2005 EQUITY INCENTIVE PLAN

The Board of Directors recommends a vote FOR Proposal 2.

        At the 2008 Annual Meeting, the shareholders will be asked to approve an amendment and restatement of the Medarex, Inc. 2005 Equity Incentive Plan, or the 2005 Plan. The main purposes of the amendment and restatement are to (i) increase the aggregate number of shares of our common stock authorized for issuance under the 2005 Plan by 9,000,000 shares; (ii) ensure that certain performance-based awards granted under the 2005 Plan qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code; and (iii) comply with guidelines for equity compensation plans established by certain shareholders. The Board has adopted the amendment and restatement of the 2005 Plan, subject to its approval by our shareholders. The 2005 Plan replaced our prior equity incentive plans, or the Prior Plans. If the shareholders approve the amendment and restatement of the 2005 Plan, it will become effective on the date of the 2008 Annual Meeting. If the shareholders fail to approve this Proposal 2, the 2005 Plan will remain as is without any changes thereto.

        The Board believes that the amendment and restatement of the 2005 Plan will serve a critical role in attracting and retaining directors, officers, employees and consultants and in motivating these individuals to strive to meet our goals. Therefore, our Board urges you to vote to approve the amendment and restatement of the 2005 Plan.

Reasons to Amend and Restate the 2005 Plan

        Equity compensation has historically been a key element of our compensation program. The ability to grant stock options, restricted stock and other awards has enabled us to attract and retain the highest caliber of employees. Such awards have also allowed us to link incentive rewards to company performance, to encourage employee ownership in our stock and to align the interest of employees and directors with those of our shareholders.

        Stock-based awards, and specifically stock options (but increasingly other forms of equity compensation), are a common form of compensation within our industry and are typically granted broadly throughout the organization. Without stock options and other forms of equity compensation, we would be at a disadvantage against our competitors for recruiting and retaining key talent and may be unable to offer the market-competitive total compensation package necessary to attract, retain and motivate individuals critical to our future success. Without the ability to grant stock options and other forms of equity compensation, we may be forced to increase cash compensation, thereby reducing resources available for the research and development or commercialization of our products.

        Section 162(m) of the Code denies a deduction to any publicly held corporation for certain compensation paid to "covered employees" in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified "performance-based compensation," are not subject to this deduction limitation. For the grant of awards under a plan to qualify as "performance-based compensation" under Section 162(m), among other things, the plan must provide a per-person limit on the number of shares subject to options, stock appreciation rights and performance-based stock awards, and on the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year. In addition, certain awards may qualify as "performance-based compensation" only if the awards are granted, vest or are settled based upon performance goals that are consistent with one or more pre-established criteria enumerated under the plan. Accordingly, the 2005 Plan has been amended and restated, subject to shareholder approval, to (i) establish an annual per-person limit on the final cash value of performance units granted under the 2005 Plan, (ii) establish certain performance criteria for performance-based awards granted under the 2005 Plan, (iii) provide for restricted stock awards, deferred stock awards and other stock-based awards that may qualify as performance-based compensation, and (iv) allow us to make certain adjustments when calculating the attainment of performance goals for performance-based awards granted under the 2005 Plan.

        As of March 21, 2008, there were 2,519,742 shares of common stock available for future grant under the 2005 Plan. In addition, as of such date, options covering an aggregate of 19,375,715 shares were outstanding and awards other than options covering an aggregate of 765,240 were outstanding. The weighted average exercise price of all options outstanding as of March 21, 2008 was approximately $10.47 and the weighted average remaining term of such options was approximately 6.8 years. A total of 127,540,055 shares of our common stock were outstanding as of March 21, 2008. Except as set forth above and, other than shares issuable pursuant to convertible notes or our employee stock purchase plan, as of March 21, 2008 no other shares were subject to issuance upon the conversion of convertible securities.

        Subject to stockholder approval, the amendment and restatement of the 2005 Plan will include the following changes:

  •
  increase the number of shares of common stock authorized under the 2005 Plan by 9,000,000 shares;

  •
  replace the fixed share limits on the issuance of full value awards (all awards other than options and stock appreciation rights) with a provision by which the number of shares available for issuance under the 2005 Plan will be reduced by one share for each share of common stock issued pursuant to options or stock appreciation rights and 1.60 shares for each share of common stock issued pursuant to full value awards;

  •
  provide that the following shares will not be available for subsequent issuance under the 2005 Plan: (1) any shares not delivered to a participant because such shares are withheld to satisfy tax withholding obligations under the 2005 Plan or our Prior Plans; (2) any shares not delivered to a participant because an award is "net exercised"; and (3) any shares tendered by a participant to pay the exercise price of an award;

  •
  limit the maximum term of options granted under the 2005 Plan to 10 years;

  •
  establish minimum vesting guidelines for certain awards under the 2005 Plan (a minimum of annual pro rata vesting over a three-year period for any deferred stock awards, other stock-based awards and deferred compensation awards that vest on the basis of a participant's service and a minimum performance period of 12 months for any such awards or performance shares or units that vest on the basis of performance goals), except that up to 10% of the shares authorized for issuance under the 2005 Plan may be subject to full value awards that do not meet such vesting guidelines, any deferred compensation awards that are granted in lieu of compensation that has been earned by a participant and that is otherwise payable in cash will not be subject to these vesting guidelines and the vesting of stock-based awards may be accelerated in the vent of death, retirement or Change in Control (as defined in the 2005 Plan);

  •
  eliminate provisions that would permit certain management and highly compensated employees to receive, as deferred compensation awards, stock units in lieu of cash or shares of common stock otherwise issuable upon the exercise of options and stock appreciation rights or upon the settlement of performance awards;

  •
  clarify that the definition of "full value awards" includes deferred compensation awards;

  •
  for purposes of Section 162(m) of the Code, (1) establish an annual per-person limit of $2,000,000 on the final cash value of performance units granted under the 2005 Plan, (2) establish the performance criteria upon which performance goals may be based with respect to performance-based awards under the 2005 Plan (as described in the summary below under

    "Performance Awards"), (3) provide for the ability to grant restricted stock awards, deferred stock awards and other stock-based awards that may qualify as performance-based compensation and (4) provide for the ability to make certain adjustments when calculating the attainment of performance goals for performance-based awards granted under the 2005 Plan (as described in the summary below under "Performance Awards");

  •
  clarify that the initial cash value of performance units granted under the 2005 Plan may be up to $100;

  •
  clarify that all awards granted to "non-employee directors" (as defined below) must be granted by a committee comprised solely of "outside directors" (as defined below);

  •
  provide that the Compensation Committee may only provide for the acceleration of the exercisability or vesting of any award in the event of death, disability, retirement or Change in Control;

  •
  eliminate the ability of the Compensation Committee to waive any deferral limitations with respect to any deferred stock award in the event of special circumstances;

  •
  eliminate the ability of the Compensation Committee to waive any limitations with respect to any other stock-based award in the event of special circumstances; and

  •
  clarify that the prohibition on repricing options and stock appreciation rights without prior stockholder approval applies to the cancellation of any outstanding option or stock appreciation right in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights.

        We strongly believe that our equity compensation program and emphasis on employee stock ownership have been integral to our success to date and that they will continue to play a key role in our ability to strive for consistently superior performance in the years ahead. Our equity program is critical to our ability to bring top-notch talent to Medarex and to reward individual employee performance that results in shareholder value. Therefore, we consider approval of the amendment and restatement of the 2005 Plan vital to our continued success.

Key Provisions of the 2005 Plan

        The 2005 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of the key provisions of the 2005 Plan, as proposed to be amended and restated:

Plan Termination Date:	May 19, 2015.
Eligible Participants:	Employees, directors and consultants of Medarex, Inc. or a related entity (except that only employees are eligible for incentive stock options).
Shares Authorized:
21,000,000 plus up to 10,000,000 shares previously authorized and available for issuance under our Prior Plans, that otherwise would have been returned to our Prior Plans on account of the expiration, cancellation or forfeiture of awards granted under the Prior Plans.
New Shares Authorized by amendment as a Percentage of Common Stock Outstanding on March 21, 2008:	7.1%.
Award Types:	(1)	Incentive stock options
	(2)	Nonqualified stock options
	(3)	Stock appreciation rights
	(4)	Restricted stock units
	(5)	Restricted stock
	(6)	Performance units
	(7)	Performance shares
	(8)	Deferred stock awards
	(9)	Other stock-based awards
	(10)	Deferred compensation awards
All awards other than incentive stock options, nonqualified stock options and stock appreciation rights are collectively referred to as herein "full value awards".
Grant Limits Per Person Per Year:	Stock options/stock appreciation rights:	1,000,000	(1)
	Full value awards:	200,000	(2)
	Performance units	$2,000,000
Vesting:
Determined by Compensation Committee (for awards other than stock options and stock appreciation rights, minimum of 3 years for non-performance-based awards and minimum of 1 year for performance-based awards)
Repricing of Stock Options:	Not permitted unless approved by shareholders

(1)
Under the 2005 Plan, an employee may be granted an additional 500,000 shares pursuant to stock options on initial hire or promotion.

(2)
Under the 2005 Plan, an employee may be granted an additional 50,000 shares pursuant to full value awards on initial hire or promotion.

  Summary Description of the 2005 Plan

        The following summary of the 2005 Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the full text of the amended and restated 2005 Plan that is attached to this proxy statement as Appendix A, including all changes that this proposal would effect if approved by our shareholders at the 2008 Annual Meeting.

        General.    The purpose of the 2005 Plan is to advance the interests of our company by providing an incentive program that will aid us in securing and retaining directors, officers, employees and consultants and to provide them with an equity interest in our success in order to motivate such persons to exert their best efforts on our behalf. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred stock, deferred compensation awards and/or other stock-based awards.

        Authorized Shares.    If the proposed amendment and restatement of the 2005 Plan is approved by the shareholders, a total of 21,000,000 shares of our common stock will be authorized for issuance under the 2005 Plan. In addition, the 2005 Plan's share reserve will be increased by a maximum of 10,000,000 shares from the following sources: (1) shares that were authorized and remained available for the future grant of awards under the Prior Plans as of May 19, 2005 and (2) shares subject to options that were outstanding under the Prior Plans as of May 19, 2005 which expire or otherwise terminate without having been exercised. As of March 21, 2008, a total of 2,519,742 shares remained available for grant under the 2005 Plan and 19,375,715 shares were subject to outstanding options or other awards granted thereunder and under the Prior Plans.

        Under the 2005 Plan, as proposed to be amended and restated, the number of shares available for issuance will be reduced by (i) 1 share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant and (ii) 1.60 shares for each share of common stock issued pursuant to a full value award (i.e., any award other than an option or stock appreciation right) granted under the 2005 Plan. To the extent there is a share issued pursuant to an award that counted as 1.60 shares against the number of shares available for issuance under the 2005 Plan and such share of common stock again becomes available for issuance under the 2005 Plan, then the number of shares of common stock available for issuance under the 2005 Plan shall increase by 1.60 shares.

        Certain Award Limits.    In addition to the limit on the total number of shares that may be issued, the 2005 Plan limits the maximum number of shares with respect to which options and/or stock appreciation rights may be granted to any participant in any fiscal year to not more than 1,000,000 shares. The 2005 Plan also limits the maximum number of shares with respect to which full value awards may be granted to any participant in any fiscal year to not more than 200,000 shares. In connection with a participant's (i) commencement of service or (ii) promotion, a participant may be granted options and/or stock appreciation rights for up to an additional 500,000 shares or may be granted full value awards for up to an additional 50,000 shares which shall not count against the limit set forth in the preceding sentence. The 2005 Plan, as proposed to be amended and restated, also limits the maximum final value of any performance units granted to a participant in any one fiscal year to $2,000,000.

        Share Accounting and Adjustments.    If any award granted under the 2005 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by us, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2005 Plan. Shares will not be treated as having been issued under the 2005 Plan and will therefore not reduce the number of shares available for grant to the extent an award is settled in cash. Under the 2005 Plan, as proposed to be amended and restated, (i) if any shares subject to an award are not delivered to a participant because such shares are withheld in satisfaction of tax withholding obligations, the number of shares that are not delivered to the participant shall not remain available for subsequent issuance under the 2005 Plan, (ii) if any shares subject to an award are not delivered to a participant because the award is exercised through a reduction of shares subject to the award (i.e., "net exercised"), the number of shares that are not delivered to the participant shall not remain available for issuance under the 2005 Plan, and (iii) if the exercise price of any award is satisfied by tendering shares of stock held by the participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the 2005 Plan. To the extent there is issued a share of stock pursuant to an award that counted as 1.60 shares against the number of shares available for issuance under the 2005 Plan and such share of stock again becomes available for issuance under the 2005 Plan, then the number of shares available for issuance under the 2005 Plan shall increase by 1.60 shares.

        The number of shares available for issuance under the 2005 Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of stock or credited as additional performance shares. The number of shares available under the 2005 Plan also will not be reduced by the issuance of shares due to the assumption, conversion or substitution of awards made by an entity acquired by us.

        In addition, appropriate adjustments will be made to the number and kind of shares authorized under the 2005 Plan and to outstanding awards and in the exercise or purchase price per share under any outstanding award in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our shareholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the plan administrator also has the discretion under the 2005 Plan to adjust the terms of outstanding awards as it deems appropriate.

        Administration.    The 2005 Plan will be administered by our Compensation Committee and any other committee or subcommittee of the Board appointed to administer the 2005 Plan or, in the absence of such committee, by the Board. Under the terms of the 2005 Plan, the committee shall have at least two members, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, and an "outside director" as defined in Section 162(m) of the Code, and the regulations thereunder, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which our common stock is traded. For purposes of this summary, the term "Compensation Committee" will refer to either such duly appointed committee or the Board. Subject to the provisions of the 2005 Plan, the Compensation Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Compensation Committee may, subject to certain limitations on the exercise its discretion required by Section 162(m) or the 2005 Plan, amend any award. Awards to "non-employee directors" may only be granted by a committee comprised solely of "outside directors". The Compensation Committee may delegate to a committee comprised of one or more officers of our company the authority to grant awards under the 2005 Plan to employees who are neither members of the Board nor executive officers nor 10% shareholders, subject to the provisions of the 2005 Plan and guidelines established by the Compensation Committee. The Compensation Committee will interpret the 2005 Plan and awards granted thereunder, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the 2005 Plan or any award.

        Prohibition of Option and SAR Repricing.    The 2005 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy by our shareholders, the Compensation Committee may not provide for either the cancellation of outstanding options or stock appreciation rights in exchange for cash, other awards or the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price thereof.

        Eligibility.    Awards may be granted to our directors, officers, employees and consultants and the directors, officers, employees and consultants of any present or future parent or subsidiary corporation or other affiliated entity of our company. In addition, awards may be granted to prospective directors, officers, employees or consultants in connection with written offers of employment or other service relationships with us or our affiliates. As of March 21, 2008, we had approximately 500 employees, including six (6) executive officers, all of whom would be eligible to receive a grant of awards under the 2005 Plan. In addition, our eight (8) non-employee directors would be eligible to receive grants under the 2005 Plan.

        Stock Options.    The Compensation Committee may grant nonqualified stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination thereof. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock of our company or any parent or subsidiary corporation of our company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

        The 2005 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by means of a broker-assisted cashless exercise; to the extent legally permitted, by tender to us of shares of our common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Compensation Committee; or by any combination thereof. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the participant's surrender of a portion of the option shares to us.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The maximum term of any option granted under the 2005 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the participant's termination of service (or such other period of time as determined by the Compensation Committee at or after grant), provided that if service terminates as a result of the participant's death, the option generally will remain exercisable until its expiration date, or as a result of the participant's disability, the option will generally remain exercisable for three years, but in any event the option must be exercised no later than its expiration date. If service terminates for "cause" (as defined in the 2005 Plan) the option immediately terminates. However, if a participant is terminated by us for other than "cause" within 18 months following a Change in Control (as defined in the 2005 Plan), the option will remain exercisable for six months and one day after such termination, but in any event the option must be exercised no later than its expiration date.

        Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. However, in general, a nonqualified stock option may be assigned or transferred to family members of a participant.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights (a "SAR"), but only independently of any option. Stock appreciation rights are exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

        Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Compensation Committee's discretion, we may make payment of this stock price appreciation in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount or a combination of cash and stock. We will make the payment in a lump sum as soon as practicable following the date of exercise of the SAR. The maximum term of any stock appreciation right granted under the 2005 Plan is ten years.

        Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant.

        Restricted Stock Awards.    The Compensation Committee may grant restricted stock awards upon such conditions as the Compensation Committee shall determine. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Under the 2005 Plan, as proposed to be amended and restated, the grant or vesting conditions with respect to a restricted stock award may be contingent upon the attainment of one or more of the performance goals described below in connection with performance awards. Unless related to death, disability or change in control and otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and, subject to conditions and restrictions imposed by the Compensation Committee, to receive any dividends paid. Awards of restricted stock which vest on the basis of the participant's continuous service with us or any participating company will not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period, and any awards of restricted stock which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months; provided, however, that up to 10% of the authorized shares under the 2005 Plan may be subject to full value awards which do not meet these vesting guidelines.

        Restricted Stock Units.    The Compensation Committee may grant restricted stock units, which represent a right to receive shares of our common stock at a future date, upon such conditions as the Compensation Committee shall determine. No monetary payment (other than tax withholding, if any) is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to our company. Restricted stock units may or may not be subject to vesting conditions. The grant or vesting conditions with respect to a restricted stock unit award may be contingent upon the attainment of one or more of the performance goals described below in connection with performance awards. Unless related to death, disability or change in control and otherwise provided by the Compensation Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Compensation Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Awards of restricted stock units which vest on the basis of the participant's continuous service with us or any participating company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period, and any awards of restricted stock units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months; provided, however, that up to 10% of the authorized shares under the 2005 Plan may be subject to full value awards which do not meet these vesting guidelines.

        Performance Awards.    The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines. Under the 2005 Plan, as proposed to be amended and restated, performance awards must be based on a performance period of at least 12 months; provided, however, that up to 10% of the authorized shares under the 2005 Plan may be subject to full value awards which do not meet this vesting guideline. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock for performance shares or $100 per unit for performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

        Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Compensation Committee shall establish the performance goal(s) and performance award formula applicable to each performance award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) if earlier, the date on which 25% of the applicable performance period has elapsed, provided that the outcome of the performance goals remains substantially uncertain at the time the criteria are established. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of Medarex and each subsidiary corporation consolidated with Medarex for financial reporting purposes, or such division or business unit of Medarex as may be selected by the Compensation Committee. Under the 2005 Plan, as proposed to be amended and restated, the Compensation Committee, in its discretion, may base performance goals on one or more of the following such measures: cost of sales, earnings per share, cash flow (including but not limited to net operating cash flow, free cash flow and cash flow return on capital), marketing and sales expenses, net income or net earnings (before or after taxes), operating margin, product approvals, product sales, projects in clinical or preclinical development, regulatory filings, research and development efforts, working capital, revenue, achievement of specified milestones in the discovery, development, commercialization or manufacturing of one or more of our products and/or services, expense targets, personal management objectives, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, gross margin, return measures (including, but not limited to, return on assets, capital, equity or sales), productivity ratios, operating income, net operating income, net operating profit, earnings before or after interest, taxes, depreciation and/or amortization, economic value added, market share, customer satisfaction, joint ventures, corporate partnerships and strategic alliances, spin-offs, split ups and the like, reorganizations, strategic investment or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings, acquisitions or divestitures, organizational realignments, infrastructure changes, assets and debt reduction. The performance measures and performance goals may differ from participant to participant and from award to award. Any criteria used may be measured, as applicable, in absolute terms, in relative terms (including, but not limited to, passage of time and/or against another company or companies), on a per-share basis, against the performance of Medarex as a whole or a segment of Medarex and/or on a pre-tax or after-tax basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement.

        Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m). However, no such reduction may increase the amount paid to any other participant. The Compensation Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant's individual job performance or other factors determined by the Compensation Committee.

        The 2005 Plan, as proposed to be amended and restated, authorizes the Compensation Committee to determine whether, when calculating the attainment of performance goals for a performance period, to the extent compliant with Section 162(m) of the Code: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; and/or (vi) to make adjustments for the purpose of providing a consistent basis from period to period for the calculation of performance measures in order to prevent the dilution or enlargement of the participant's rights with respect to a performance award.

        Unless otherwise provided by the Compensation Committee, a performance award will be paid in a lump sum, which shall be made no later than the date required by Section 409A of the Code to avoid a payment of deferred compensation.

        Unless related to death, disability, retirement (if in compliances with Section 162(m) of the Code) or change in control and otherwise provided by the Compensation Committee, if a participant's service terminates due to any reason other than for "cause" (as defined in the 2005 Plan) or voluntary termination prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. If a participant's service is terminated prior to completion of the applicable performance period for cause or voluntary termination, the performance award will be forfeited.

        No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to settlement.

        If this Proposal 2 is approved by our shareholders, compensation attributable to certain performance-based awards under the 2005 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee composed solely of "outside directors," (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the granting, vesting or settlement of the award, as applicable, that the performance goal has been satisfied.

        Deferred Stock and Other Stock-Based Awards.    The Compensation Committee may, in its discretion, award to a recipient either deferred stock or other stock-based awards which will provide that the stock subject to the award is not transferable for a specified period, or, in the case of an award of deferred stock, not issuable for a specified period. In the case of a deferred stock award, the Compensation Committee may require a minimum payment at the end of the restrictive period or completion of a specified performance period. Under the 2005 Plan, as proposed to be amended and restated, the grant or other conditions with respect to a deferred stock or other stock-based award may be contingent upon the attainment of one or more of the performance goals described above in connection with performance awards. Deferred stock and other stock-based awards may also be granted upon the completion of a specified performance period. Under the 2005 Plan, as proposed to be amended and restated, deferred stock and other stock-based awards which vest on the basis of the participant's continuous service with us or any participating company will not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period, and any deferred stock and other stock-based awards which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months; provided, however, that up to 10% of the authorized shares under the 2005 Plan may be subject to full value awards which do not meet these vesting guidelines. Each recipient of deferred stock or other stock-based award will be entitled to receive, currently or on a deferred basis, interest or dividends, or equivalents thereof, with respect to such award, and the Compensation Committee may provide that such amounts shall be deemed to be reinvested in additional stock or otherwise reinvested. Other stock-based awards shall be issued for no cash consideration and any underlying securities of such Award shall be priced at no less than 50% of the fair market value of the stock on the date of grant.

        If the recipient of deferred stock or other stock-based award employment or service terminates for any reason, then the deferred stock or other stock-based award is subject to forfeiture. Subject to Section 409A of the Code, in the event of a participant's permanent disability or death, any or all of the remaining restrictions and limitations imposed under the 2005 Plan with respect to any deferred stock or other stock-based awards may be waived. Subject to Section 409A of the Code, in the event of a Change in Control, the deferral period for deferred stock awards and any limitations imposed on other stock-based awards will expire immediately and all shares or other interests relating to such deferred stock or other stock-based awards will be delivered to the participants.

        Deferred stock and other stock-based awards may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of until such time as the stated restrictions, or deferral period, as the case may be, lapse.

        Deferred Compensation Awards.    The 2005 Plan authorizes the Compensation Committee to establish deferred compensation award programs. The purpose of such programs is to provide officers, directors or members of management or a select group of highly compensated employees with the opportunity to elect to receive, in lieu of compensation otherwise payable in cash, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date. Deferred stock units may be subject to vesting conditions determined by the Compensation Committee and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award or, if so determined by the Compensation Committee, the date on which the participant's service terminates or the date of the participant's death or disability; provided, however, that deferred stock units held by any participant who is a "specified employee" under Section 409A of the Code may not be paid to the participant until six months after such participant's separation from service. Deferred stock units which vest on the basis of the participant's continuous service with us or any participating company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period, and any awards of deferred stock units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months; provided, however, that up to 10% of the authorized shares under the 2005 Plan may be subject to full value awards which do not meet these vesting guidelines, any deferred compensation awards that are granted in lieu of compensation that has been earned by a participant and that is otherwise payable in cash will not be subject to these vesting guidelines and the vesting of any deferred compensation awards may be accelerated in the event of death, disability, retirement or Change in Control. Participants are not required to pay any additional consideration in connection with the settlement of a deferred stock unit. A holder of deferred stock units has no voting rights or other rights as a shareholder until shares of common stock are issued to the participant in settlement of the stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the Compensation Committee in the participant's award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution. Pursuant to the terms of the 2005 Plan, in 2007, the Compensation Committee established Medarex's 2008 Deferred Compensation Program.

        Deferrals of Payment.    In addition to the grant of deferred compensation awards, the Compensation Committee may in its discretion permit a participant to defer the receipt of payment of cash or delivery of shares of common stock that would otherwise be due to the participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award. If any such deferral is to be permitted by the Compensation Committee, it will establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferral amount.

        Change in Control.    If a Change in Control (as defined in the 2005 Plan) occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding options and stock appreciation rights or substitute for outstanding options and stock appreciation rights substantially equivalent options or stock appreciation rights. Any options or stock appreciation rights which are not assumed in connection with a Change in Control or exercised at the time of the consummation of the Change in Control will terminate effective as of the time of the Change in Control. The Compensation Committee may, however, provide for the acceleration of vesting of any or all outstanding options and stock appreciation rights upon such terms and to such extent as it determines. The 2005 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding option or stock appreciation right upon a Change in Control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share under the award. Finally, subject to Section 409A of the Code, the Compensation Committee, in its discretion, may provide in the event of a Change in Control for the acceleration of vesting or the settlement, as applicable, of any restricted stock award, restricted stock unit award, performance share, performance unit award, deferred stock awards, other stock-based awards and deferred compensation award held by a participant whose service with Medarex has not terminated prior to the Change in Control to such extent as determined by the Compensation Committee.

        Termination or Amendment.    No award may be granted under the 2005 Plan after May 19, 2015, but awards granted prior to that date may extend beyond that date. The Board may amend, alter, or discontinue the 2005 Plan, but no amendment, alteration, or discontinuation may be made which would impair the rights of a participant under any award theretofore granted, without the participant's consent, or which without the approval of the shareholders would increase the total number of shares available for the purpose of the 2005 Plan, subsequent to the date of grant decrease the option price of any option to less than 100% (110% in the case of a 10% owner of an incentive stock option) of the fair market value on the date of the granting of the option, extend the maximum option period, otherwise materially increase the benefits accruing to participants under, or materially modify the requirements as to eligibility for participation in, the 2005 Plan, or violate any applicable law, rule or regulation enacted or promulgated by any governmental authority or self regulatory organization.

        The Compensation Committee may amend the terms of any award granted, prospectively or retroactively, but no such amendment may impair the rights of any holder without such holder's consent.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2005 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who dispose of their shares more than two years following the date the option was granted and more than one year following the exercise of the option will normally recognize a long-term capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. If a participant is required to recognize ordinary income as a result of a disqualifying disposition, for federal income tax purposes, we generally will be entitled to a deduction of a like amount.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

        Nonqualified Stock Options.    Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon the exercise of a nonqualified stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

        Stock Appreciation Rights.    A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

        Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the "determination date" over the price paid, if any, for such shares. The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Performance and Restricted Stock Unit Awards.    A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Restricted Stock"), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Deferred Stock Units.    A participant generally will recognize no income upon the receipt of deferred stock units. Upon the settlement of the stock units, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. If the award does not satisfy the requirements of Section 409A of the Code, the participant will be required to include the deferred stock units as income and will be subject to a 20% additional federal income tax and an interest charge in the year that the award fails to meet the requirements of Section 409A or is not operated in accordance with such requirements. Upon the sale of the shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date the shares were transferred to the participant, will be taxed as capital gain or loss. Medarex generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

        Section 162(m).    Compensation of persons who are "covered employees" of Medarex is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2005 Plan, as proposed to be amended and restated, is intended to enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

        In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of "outside directors," (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the shareholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, restricted stock units, performance shares, performance units, deferred stock and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of "outside directors," (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) our Compensation Committee certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

        Section 280G.    Section 280G of the Code prohibits our deduction of compensation payments that are "excess parachute payments." A participant who receives such a payment is subject to a 20 percent excise tax under Section 4999 of the Code. The 2005 Plan provides that a payment to a participant who otherwise would be subject to this excise tax may be reduced to the extent that the reduced payment, after considering all applicable federal, state and local income and employment taxes and the Section 4999 excise tax, will result in receipt by the participant, on an after-tax basis, of a greater amount of the payment. This may have the effect of reducing the total amount paid by us and decreasing the amount of any nondeductible compensation under Section 280G.

Equity Compensation Plan Information

        The following table presents information as of December 31, 2007, about our compensation plans under which shares of Medarex stock have been authorized.

Plan Category(1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	16,883,981	$10.56	5,644,164
Equity compensation plans not approved by security holders	764,828	7.34	—

Total	17,648,809	$10.42	5,644,164

(1)
In May 2005, our shareholders adopted our 2005 Equity Incentive Plan, which superseded all predecessor equity plans. After such date, no further option grants were made under such superseded plans, and all options outstanding under such plans were incorporated into and treated as outstanding options under our 2005 Equity Incentive Plan.

(2)
Under Medarex's Employee Stock Purchase Plan, or ESPP, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, these numbers are not determinable. The ESPP contains an evergreen provision whereby an additional 500,000 shares are authorized for issuance annually, unless our Board determined otherwise. In 2008, our Board is not authorizing additional shares as our current reserve remains sufficient.

New Plan Benefits

Amended and Restated 2005 Equity Incentive Plan

Name and Position	Dollar Value	Number of Units
Non-Executive Director Group(7)	$175,000	Unknown(1)

(1)
On May 15, 2008, each of our non-executive directors, with the exception of Mr. Lerner, who is retiring from our Board effective May 15, 2008, is scheduled to receive $25,000 of career deferred stock units. The number of career deferred stock units granted to each non-executive director under our 2005 Plan, as amended and restated, will be obtained by dividing $25,000 by the average of high and low sales prices of our common stock on May 15, 2008. These career deferred stock units will fully vest on the first anniversary of the grant date.

        As of the date hereof, no other options or other stock-based awards have been granted on the basis of the share increase for which stockholder approval is sough under this Proposal 2. Accordingly, future benefits or amounts received are not determinable.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected E&Y as our independent registered public accounting firm for 2008, and the Board has directed that management submit the selection of such independent registered public accounting firm for ratification by the shareholders at the 2008 Annual Meeting. E&Y has audited our financial statements since our inception in 1987. Representatives of E&Y are expected to be present at the 2008 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our by-laws nor other governing documents nor law require shareholder ratification of the Audit Committee's selection of E&Y as our independent registered public accounting firm. However, the Board is submitting the selection of E&Y to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain E&Y. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our shareholders' best interests.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

Report of the Audit Committee

        The following report of the Audit Committee does not constitute "soliciting material" and is not deemed "filed" or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee's responsibilities are set forth in the Audit Committee Charter, which can be found at www.medarex.com/Investor/Corporate.htm. The Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles, or GAAP, or to assess our internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided by management and on the representations made by management that the financial statements have been prepared with integrity and objectivity, and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with GAAP.

        As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and E&Y all annual and quarterly financial statements prior to their issuance.

        In this context, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 and Medarex's internal control over financial reporting with management and E&Y. Specifically, the Audit Committee reviewed with E&Y their judgments as to the quality, not just the acceptability, of our accounting principles. The Audit Committee also discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from E&Y required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with E&Y its independence and considered the compatibility of non-audit services with E&Y's independence and concluded there were no independence issues.

        The Audit Committee held nine meetings in 2007. The Audit Committee's meetings include, whenever appropriate, executive sessions with E&Y, without the presence of our management, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality and objectivity of our financial reporting.

        In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

                                                                                        Audit Committee

                                                                                        Ronald J. Saldarini, Ph.D., Chair
                                                                                        Robert C. Dinerstein
                                                                                        Charles R. Schaller

Fees of Independent Registered Public Accounting Firm

        The following table represents aggregate fees billed to Medarex for the years ended December 31, 2007 and 2006, by E&Y, our independent registered public accounting firm:

	Year Ended December 31,
	2007	2006
	(in thousands)
Audit fees(1)	$704	$779
Audit-related fees(2)	358	262
Tax fees(3)	71	53
All other fees	—	—

Total fees	$1,133	$1,094

    (1)
    Audit fees represent the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2007, reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for 2007, professional services rendered in connection with SEC filings and accounting consultations.

    (2)
    Audit-related fees represent professional services rendered in connection with an investigation of Medarex's prior stock option grant practices and restatement of our consolidated financial statements and an employee benefit plan audit.

    (3)
    Tax fees represent domestic and international tax planning and compliance services.

        All audit, audit related services, tax services and other services were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of services other than audit services by E&Y is compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's charter provides for pre-approval of audit, audit-related and tax services specifically prescribed by the Audit Committee and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Any decision must be reported to the full Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED MATTERS

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding ownership of our common stock as of March 21, 2008 by:

  •
  each director and nominee for director;

  •
  each of our named executive officers (as defined in CD&A below);

  •
  all executive officers and directors of Medarex as a group; and

  •
  all those known by us to be beneficial owners of more than 5% of our common stock.

	Beneficial Ownership(1)
Name of Beneficial Owners†	Number of Shares	Percent of Total
5% Shareholders
Mazama Capital Management, Inc.(2) One Southwest Columbia Street Suite 1500 Portland, OR 97258	16,115,690	12.6%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	14,798,313	11.6%
Morgan Stanley 1585 Broadway New York, NY 10036	6,486,236	5.1%
Executive Officers and Directors
Dr. Lonberg(4)	1,284,477	1.0%
Mr. Schade(5)	1,107,977	*
Mr. Middlekauff(6)	830,350	*
Dr. Nichol(7)	726,161	*
Mr. Lerner(8)	726,000	*
Dr. Pepin(9)	459,847	*
Mr. Schaller(10)	211,274	*
Dr. Vida(11)	202,770	*
Dr. Saldarini(12)	132,000	*
Dr. Danzon(13)	48,000	*
Mr. Dinerstein(14)	48,000	*
Mr. Lele(15)	48,000	*
Mr. Pien	—	*
Ms. Bartels	—	*
Dr. Rubin	—	*

All executive officers, directors and nominees as a group (15 persons)(16)	5,824,856	4.6%

(1)
This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 127,540,055 shares outstanding on March 21, 2008, adjusted as required by rules promulgated by the SEC.

(2)
Includes shares issuable upon conversion of our convertible notes.

(3)
Includes shares issuable upon conversion of our convertible notes. Includes shares held by Fidelity Contrafund and Pyramis Global Advisors Trust Company.

(4)
Includes 1,126,603 shares issuable pursuant to options exercisable within 60 days of March 21, 2008. Also includes 23,553 phantom stock units.

(5)
Includes 1,055,103 shares issuable pursuant to options exercisable within 60 days of March 21, 2008. Also includes 19,296 phantom stock units.

(6)
Includes 805,103 shares issuable pursuant to options exercisable within 60 days of March 21, 2008. Also includes 22,247 phantom stock units.

(7)
Includes 657,603 shares issuable pursuant to options exercisable within 60 days of March 21, 2008. Also includes 38,558 phantom stock units.

(8)
Includes 524,000 shares issuable pursuant to options exercisable within 60 days of March 21, 2008.

(9)
Includes 436,353 shares issuable pursuant to options exercisable within 60 days of March 21, 2008. Also includes 18,994 phantom stock units.

(10)
Includes 128,000 shares issuable pursuant to options exercisable within 60 days of March 21, 2008.

(11)
Includes 124,000 shares issuable pursuant to options exercisable within 60 days of March 21, 2008. Also includes 330 shares held by Dr. Vida's wife.

(12)
Includes 132,000 shares issuable pursuant to options exercisable within 60 days of March 21, 2008.

(13)
Includes 48,000 shares issuable pursuant to options exercisable within 60 days of March 21, 2008.

(14)
Includes 48,000 shares issuable pursuant to options exercisable within 60 days of March 21, 2008.

(15)
Includes 48,000 shares issuable pursuant to options exercisable within 60 days of March 21, 2008.

(16)
Includes 5,132,765 shares issuable pursuant to options exercisable within 60 days of March 21, 2008 and 122,648 phantom stock units.

*
Less than 1%.

†
Unless otherwise indicated, the business address of each beneficial owner is Medarex, Inc., 707 State Road, Princeton, New Jersey 08540.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of us. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Persons Transactions

        In early 2007, Celldex Therapeutics, Inc., or Celldex, retained the legal services of Lowenstein Sandler PC, or Lowenstein, a law firm. As of December 31, 2007, we owned approximately 60% of the outstanding common stock of Celldex. Michael Lerner is a member of Lowenstein and provided legal services to Celldex. Michael Lerner is the son of our Chairman of our Board, who served as our interim President and Chief Executive Officer through June 14, 2007. Celldex has advised Medarex that, in 2007, Lowenstein invoiced Celldex $738,000 for legal services performed by Lowenstein. In March 2008, Celldex merged with AVANT Immunotherapeutics, Inc., a publicly traded biotechnology company. Medarex currently owns approximately 35% of the combined equity, which is publicly traded.

  Conflict of Interest Policy

        Our Conflict of Interest Policy, or the Conflict Policy, provides a framework for addressing conflict of interest issues that may arise involving transactions in which a member of the Board, one of our employees or an employee of one of our affiliates, or a family member of a director or employee, may have a direct or indirect financial interest, including, but not limited to, "related-persons transactions." For purposes of our Conflict Policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving a transaction that is required to be disclosed under Item 404 of Regulation S-K. A related person is any executive officer or director, including any of their immediate family members, and any entity owned or controlled by such persons. A copy of our Conflict Policy is available at www.medarex.com/Investor/Corporate.htm.

        The purpose of the Conflict Policy is not to prohibit a conflict of interest, but instead to (i) involve our directors and employees in the process of identifying conflict issues, (ii) facilitate internal disclosure and public disclosure when required under the rules and regulations established by the SEC and NASDAQ, and (iii) ensure internal decision-making without conflicts.

        Identification and Disclosure.    The Conflict Policy lists criteria to help identify potential conflicts of interest so that our directors and employees are generally aware of the types of situations where a potential conflict of interest may exist. It is the responsibility of our directors and employees to identify potential conflicts, and if unsure, seek guidance from our General Counsel. If necessary, our General Counsel will then consult with the Governance Committee for resolution. The policy provides pre-established guidance for determining whether the facts of a potential issue require Governance Committee review.

        Decision-Making.    Once a potential conflict is identified, we have procedural guidelines for submitting the underlying conflict to the Governance Committee or our Board for the approval, ratification or rejection of the transaction at issue depending on the nature of the transaction (i.e., whether transaction arose in "the ordinary course of business" or was outside the ordinary course of our business) and the individual involved. Certain transactions with "related-persons" must be approved by our Board or our Governance Committee. Additionally, we have identified business relationships that are common and clearly give rise to an actual conflict, so these relationships may be avoided in advance. Violation of our policies will result in disciplinary action being taken. Our General Counsel reports to the Board on any conflicts reviewed by the Governance Committee in accordance with the Conflict Policy.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2007.

                                                                                        Compensation and Organization Committee

                                                                                        Abhijeet J. Lele, Chair
                                                                                        Patricia M. Danzon, Ph.D.
                                                                                        Ronald J. Saldarini, Ph.D.

Compensation Discussion and Analysis

Overview

        The Compensation Committee is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives.

        We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2007 by our "named executive officers"—our President and CEO, CFO and three other most highly-compensated executive officers, as well as our former interim President and CEO, who stepped down in 2007. In 2007, our named executive officers were Messrs. Pien, Schade, Lonberg, Middlekauff, Nichol and Lerner, respectively. This CD&A should be read in conjunction with the detailed tabular and narrative information regarding executive compensation in this proxy statement.

Objectives

        Medarex's mission is the discovery, development and potential commercialization of antibody-based therapeutic products. Accordingly, our executive compensation program is designed to meet the following objectives:

  (i)
  attract and retain key executive personnel who can drive achievement of our mission, corporate goals and strategic objectives;

  (ii)
  motivate our key executives to achieve our short-term, long-term and strategic performance goals with the ultimate goal of advancing business strategies and commercializing therapeutic products; and

  (iii)
  align the interests of our executive officers with those of our shareholders and focus on the creation of shareholder value by rewarding sustained, high-level operating performance and excellence in leadership through the use of equity incentives.

Administration of our Compensation Program

        The Compensation Committee has the direct responsibility to review and approve the corporate goals and objectives relevant to the compensation of our CEO and other executive officers, to evaluate the executives' respective performance against these goals and objectives and to determine the compensation and other terms of employment of our CEO and other executive officers. The Compensation Committee also recommends to the Board the structure and detail of Board member compensation and administers our equity compensation and other benefit plans and programs.

        The Compensation Committee has the authority to retain its own advisors and compensation consultants and approve their related fees and retention terms. From time to time, the Compensation Committee consults with our outside corporate counsel, to provide advice on compensation matters. Additionally, in the first quarter of 2007, the Compensation Committee retained W.T. Haigh & Company, Inc., or Haigh & Company, a compensation consulting firm, to provide objective analysis, advice and information to the Compensation Committee, including competitive market data, and recommendations relating to executive compensation and the implementation of new programs and policies. Haigh & Company also provided advice to the Compensation Committee regarding the negotiation of the compensation package for Mr. Pien, who joined us as President and CEO in June 2007. Haigh & Company reports directly to the Compensation Committee. Haigh & Company does perform services for Medarex but only with the consent of the Compensation Committee. In 2007, Haigh & Company provided our management with assistance in the development of Medarex's non-executive total compensation programs, including the implementation of a non-executive compensation framework and incentive compensation guidelines, the establishment of a Key Employee Recognition Program and consulting services in support of setting 2008 corporate goals and objectives. Of the total consulting services provided to Medarex by Haigh & Company in 2007, approximately 25% was performed for our management as described above. Haigh & Company does not provide consulting services other than the compensation consulting described above.

        The Compensation Committee periodically reports to the Board on its actions and recommendations and meets regularly in executive session. The Compensation Committee periodically reviews its charter and assesses its own performance. In addition, the Board, through the Nominating and Corporate Governance Committee, conducts an annual review of the role, function, roster and operation of each of its standing committees, including the Compensation Committee.

Process for Determining Executive Compensation and the Role of the CEO in that Process

        Throughout the year, the Compensation Committee meets in person or via telephone to establish, review and modify, as necessary, our compensation program, the compensation for our named executive officers and to keep apprised of trends in compensation practices generally. While the Compensation Committee is ultimately responsible for making all compensation decisions affecting our named executive officers, our CEO plays an important role in the process underlying such decisions, as all of our executive officers report directly to the CEO. Generally, at the end of each calendar year, our CEO engages in active dialogue with the Compensation Committee regarding his evaluation of his direct reports as well as his self assessment with respect to performance in the previous calendar year and his resulting recommendations for payouts of that year's incentive cash bonus, as well as recommendations for the coming year for long-term incentive equity awards and base salary. At the start of each year, each executive officer works with the CEO to develop individual performance goals for the upcoming calendar year. The CEO then discusses these individual goals, as well as his own individual performance goals, with the Compensation Committee.

        In 2007, compensation decisions were made at various points during the year due to unique factors, including (i) recommendations of our Board in 2006 following the conclusion of an investigation relating to Medarex's historical stock option grant practices and related accounting consequences, (ii) our restatement in the first quarter of 2007 of certain financial statements filed with the SEC, (iii) the special role played by our interim CEO, Mr. Lerner, and (iv) our identifying and hiring of a new President and CEO. These decisions are described in greater detail below with respect to each primary element of our compensation program.

        In 2008, with our new CEO, Mr. Pien, in place, we implemented a new comprehensive compensation process. Under this new comprehensive process, the Compensation Committee reviews and approves the primary components of executive compensation (that is, base salary, cash bonus and long-term incentive equity compensation) during the first 45 days of the calendar year. During this 45-day period, after considering the CEO's recommendations and assessing the overall performance of Medarex against corporate goals and each executive's performance against individual goals, each for the previous year, the Compensation Committee (i) approves incentive cash bonuses and long-term equity awards payable with respect to the previous year's performance for our executive officers (including the CEO), (ii) determines base salary adjustments, if any, for the current year for our executive officers (including the CEO), and (iii) reviews and approves corporate and individual goals and objectives and the related target cash bonus amounts for the current year for our executive officers (including the CEO). This new process allows the Compensation Committee to consider and approve all the primary elements of executive compensation at the same time, rather than considering each element separately. The new process increases administrative efficiencies and the overall coherence of our compensation strategy.

        The CEO does not participate in the portion of any Compensation Committee meetings regarding the review of his own performance against goals or the determination of the actual amounts of his compensation.

Factors for Determining Total Direct Compensation

        When we and the Compensation Committee consider executive total direct compensation, the focus is on our three primary direct compensation elements:

In determining the primary elements of executive total direct compensation and the amounts that may be earned, the Compensation Committee considers the following:

        Our Company's Performance.    As noted above, our compensation program is designed to motivate our executives to achieve our short-term, long-term and strategic performance goals. These goals include key research, clinical, manufacturing, business development, financial and legal objectives, including, without limitation progression of our product pipeline, the achievement of clinical and regulatory milestones, the development, acquisition and licensing of key technology, and access to capital funding. As described above, the Compensation Committee now reviews and approves the applicable corporate performance goals for the year in the first quarter of the year.

        In 2007, with the transition to new leadership under Mr. Pien, who assumed the role of President and CEO in June 2007, the Board undertook a process to review Medarex's strategy and the anticipated key milestones with Mr. Pien. In connection with this review, in August 2007, the Compensation Committee adopted corporate goals for the remainder of the fiscal year 2007, which reflected the objectives identified in the strategic review process with Mr. Pien. These corporate goals included:

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  implementation of improved governance procedures and processes;

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  definition and articulation of the strategy for value maintenance and value creation; and

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  definition of key business processes, oversight of their installation and assessment of their reliable implementation.

        In January 2008, the Compensation Committee approved corporate and individual goals by which performance would be evaluated, and performance-based compensation would be earned, for 2008. These goals reflect the strategies and milestones determined by the strategic review conducted by the Board with Mr. Pien in 2007, and relate to, among other things, the progression of Medarex's product pipeline and the execution of corporate partnerships.

        Executive Performance.    Among the criteria considered by the Compensation Committee in evaluating individual executive performance in 2007 are the following, not all of which are applicable to all executive officers:

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  involvement in, and responsibility for, the development and implementation of strategic plans and the attainment of our strategic and operating objectives;

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  role in the research, development, acquisition, licensing and manufacture of key products and technology;

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  participation in the achievement of certain milestones, whether specified in agreements with third party collaborators or determined internally;

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  contribution to the management team and application of managerial leadership skills;

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  conducting personnel recruitment, influencing retention and executing management development;

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  involvement in accessing capital to fund our research, development, operations and other business activities;

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  ability to develop and work within operating budgets, control costs and manage other aspects of expenses;

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  role in the corporate governance and audit functions;

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  responsibility for full compliance with all applicable legal and regulatory requirements;

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  role in protecting and realizing the value of our intellectual property; and

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  participation in our relationship with the investment community.

        Market Benchmarks.    We believe that the executive compensation practices of our select peer group provide useful information to help us establish compensation practices that allow us to attract, retain and motivate a talented executive team and, at the same time, are aligned with our responsibilities to our shareholders. Accordingly, each year we review the total cash and long-term equity incentive compensation levels and the levels of the primary elements of our compensation structure—base salary, cash bonus and equity award—for our named executive officers against comparable compensation paid within our peer group. As described below, in considering how this data relates to our existing compensation structure, we take into account our relative company size, stage of development, performance and geographic location as compared to these peer companies, as well as the responsibilities that our executives are charged with and accountable for.

        The scope of our business, research and development activities, as evidenced by the depth of our product pipeline and numerous active corporate partnerships, requires us to compete for new executive talent across a broad range of biopharmaceutical companies, including larger biotechnology and pharmaceutical companies. We believe we must offer a compensation package that is competitive within such a peer group, yet fully aligned with our current stage of development and our responsibilities to our shareholders. Accordingly, as part of our new compensation process, we believe that our total target cash and equity compensation levels should be positioned at approximately the 60th-75th percentile of our peer group for our current named executive officers for on-target performance. However, actual compensation paid may deviate from this target, due to the Compensation Committee's consideration of factors such as individual skills and responsibilities, individual or corporate performance, desired pay mix, historic pay levels and strategic needs.

        In 2007, Haigh & Company worked with our Compensation Committee to develop a select peer group of 20 companies based on, among other things, market capitalization, number of employees, stage of development and research and development spending. This peer group not only includes companies that are similar to Medarex in terms of the stage of development of product pipeline, geographic location, and company size, but also include the larger biotechnology and pharmaceutical companies with which we believe we must compete for talent. The Compensation Committee intends to review and modify this peer group periodically, to ensure that this list remains aligned with our stage of development. For 2007, the peer group consisted of the following companies:

Alexion Pharmaceuticals, Inc.	ALXN
Alkermes, Inc.	ALKS
Arena Pharmaceuticals, Inc.	ARNA
BioMarin Pharmaceuticals, Inc.	BMRN
CV Therapeutics, Inc.	CVTX
Exelixis, Inc.	EXEL
Gen-Probe, Inc.	GPRO
Human Genome Sciences, Inc.	HGSI
ImClone Systems, Inc.	IMCL
Isis Pharmaceuticals, Inc.	ISIS
MannKind Corporation	MNKD
MGi Pharma, Inc.	MOGN
Myriad Genetics, Inc.	MYGN
Nektar Therapeutics	NKTR
OSI Pharmaceuticals, Inc.	OSIP
PDL BioPharma, Inc.	PDLI
Regeneron Pharmaceuticals, Inc.	REGN
Theravance, Inc.	THRX
Vertex Pharmaceuticals, Inc.	VRTX
ZymoGenetics, Inc.	ZGEN

        In 2007, in connection with developing this list, Haigh & Company compiled executive compensation data for this peer group for use by the Compensation Committee as described above. We also utilized compensation data from national surveys. In 2007, we used the 2007 Radford Global Life Sciences Survey Executive Report from Aon Consulting to provide additional context to the peer group data.

        Mix of Pay.    In setting total compensation, and in setting the amounts of each primary element of total direct compensation, our Compensation Committee does not rely on a specific target pay mix. Instead, the Compensation Committee is guided by the general principle that a material percentage of an executive's total compensation should be "at risk"—that is, payable only upon achievement of performance objectives or, as is the case with stock option awards, with value dependent on the appreciation of our stock price—as the executive has increasing responsibility for and impact on company performance results. Based on this principle, performance-based compensation in the form of target cash bonus and equity awards represented approximately 75% of the total direct compensation for our named executive officers in 2007 (excluding Mr. Lerner and Mr. Pien).

        We believe this pay mix is reasonable in light of compensation practices of peer companies and therefore allows us to attract and retain top executive talent. We also believe this pay mix appropriately aligns the interests of our executives with those of our shareholders, by placing a substantial portion of their compensation at risk based on the company's strategic performance and the market performance of our stock.

Components of Executive Compensation

        The primary components of compensation for our named executive officers are: base salary, cash bonuses, long-term equity incentive compensation (including stock options, restricted stock awards and restricted stock unit awards), employee benefits and limited perquisites, and post-termination compensation.

        Base Salary.    Base pay is a critical element of executive compensation designed to attract and retain executives over time. Base salary is especially important to our executives in light of the volatile nature of the biotechnology sector and the resulting need to provide a consistent source of compensation to avoid or minimize executive departures to competitors. However, to foster our focus on pay for performance, base salaries for senior executives in 2007 made up less than 35% of the executive's total compensation. In determining initial base salaries and any annual adjustments thereto, the Compensation Committee considers the executive's qualifications and experience, current and potential future scope of responsibilities, the executive's past performance (including, but not limited to, performance against metrics described above under "Executive Performance"), peer company compensation data and total compensation relative to other Medarex executives (that is, horizontal pay equity).

        In February 2007, the Compensation Committee approved a monthly base salary for Mr. Lerner, as our interim President and CEO, of $50,000, retroactive to November 5, 2006. The Compensation Committee established this level of base compensation based upon Mr. Lerner's qualifications and experience and his leadership responsibilities as an interim CEO (including the completion of the restatement of our consolidated financial statements, remediation of option dating issues, and the search for a new CEO).

        In March 2007, the Compensation Committee increased the base salaries of each of Drs. Lonberg and Nichol by 2.2% based on base salary levels within the peer group, and the fact that the last salary adjustment for both executives occurred in 2005 (due in part to the freeze on increases in salaries that occurred in 2006 pending the completion of the restatement of our consolidated financial statements). With these increases, the base salaries of Drs. Lonberg and Nichol accounted for approximately 25% of their target total compensation.

        In May 2007, the Compensation Committee approved an initial base salary for Mr. Pien, our President and CEO, of $750,000, based upon his qualifications and experience, his leadership responsibilities as CEO, and base salary levels within the peer group. At this level, Mr. Pien's base salary accounted for approximately 20% of his target total compensation.

        In July 2007, the Compensation Committee increased the base salaries of Messrs. Schade and Middlekauff by 3.1% and 2.7%, respectively, based on base salary levels within the peer group. The last salary adjustment for both occurred in 2005. With these increases, the base salaries of Messrs. Schade and Middlekauff accounted for approximately 25% and 28%, respectively, of their target total compensation.

        Cash Bonuses.    Annual cash bonuses are used to motivate executives toward the achievement of key annual corporate and individual performance goals. Each year the Compensation Committee approves each executives' bonus target, to be used in determining cash bonus awards earned based on the achievement of corporate and individual objectives. These bonus targets, expressed as a percentage of base salary, are determined by the Compensation Committee based on relative job responsibilities, compensation history for each executive, benchmark data from our peer group and, as mentioned above, the CEO's evaluation of the executive's performance and recommendations on bonus levels. Following discussions with the CEO, and after considering the CEO's recommendations, early in the year, the Compensation Committee sets bonus targets and performance goals for the applicable year. Under our new process, as described above, during the first 45 days of the next year, the Compensation Committee meets again with the CEO to review actual performance and the CEO's recommendations for actual bonus payouts (other than his own). The Compensation Committee then meets in executive session to determine actual amounts to be paid.

        In May 2007, as part of Mr. Pien's employment agreement, the Compensation Committee approved Mr. Pien's bonus target, stated as a percent of his salary, at 100%. In August 2007, the Compensation Committee approved 2007 bonus targets, for other named officers as follows: Mr. Pien, 100%; Mr. Schade, 50%; and Drs. Lonberg and Nichol, 40%. These targets were established to provide a target total cash opportunity for our executives that is positioned at approximately the 60th to 75th percentile versus similar positions in the peer companies. The Compensation Committee did not establish a target bonus amount for Mr. Middlekauff in August 2007 due to uncertainty at the time over the nature of Mr. Middlekauff's continued role with Medarex.

        In 2007, the Compensation Committee worked with Haigh & Company to develop a bonus program where amounts could be earned based on threshold, target and maximum performance achievement of corporate and individual goals, with payouts at threshold performance equal to 50% of the target cash bonus amount, at target performance equal to 100% of the target bonus amount, and at maximum performance equal to 150% of the target bonus amount. Due to the fact that this bonus plan was not fully designed, approved and implemented until August of 2007, this plan was not a formal non-equity incentive compensation plan, but rather a discretionary plan, with the Compensation Committee retaining discretion over the allocation of amounts earned based on corporate performance and on individual performance.

        In January 2008, after reviewing 2007 corporate and individual executive performance in consultation with Mr. Pien, the Compensation Committee determined that overall company performance was 100% of the target for 2007 based on the achievement of the corporate goals set forth in "Our Company's Performance" above, including the articulation of a defined strategy for value maintenance and creation for Medarex and the definition of key business processes. Accordingly, based on the degree to which each of the named executive officers (other than Mr. Lerner, whose 2007 cash bonus compensation is explained below) met or exceeded their applicable 2007 performance goals and objectives as described below, the Compensation Committee awarded cash bonuses to the executives based on their respective individual cash bonus targets.

        Mr. Pien was awarded a cash bonus of $413,250, reflecting his achievement of personal and corporate performance metrics at 100% of the bonus target level (i.e., 100% of base salary, as prorated based on his June 2007 start date). Mr. Pien's individual performance achievements for 2007 included his leadership role in defining a strategy for value maintenance and creation for Medarex and in working with his management team to define business processes. With respect to Mr. Schade, the Compensation Committee awarded a cash bonus of $328,000, or approximately 65.6% of his base salary (above his bonus target of 50%), because of Mr. Schade's individual performance, including his critical leadership role on the management team during a period of leadership transition and his management of the relationship with Bristol-Myers Squibb, or BMS, in the development of our lead product candidate, ipilimumab. Drs. Lonberg and Nichol, were awarded cash bonuses of $208,000 and $191,000, respectively, equal to approximately 52% and 47% of their base salaries, respectively (above their target bonus levels of 40%). In the case of Dr. Lonberg, the Compensation Committee considered his key role in the ongoing development in 2007 of our core technology platforms and his significant contribution to the development of our business strategy as part of Mr. Pien's strategic review in the second half of the year. In the case of Dr. Nichol, the Compensation Committee considered his key role in the joint development efforts of ipilimumab with BMS.

        With respect to Mr. Middlekauff, the Compensation Committee awarded a discretionary cash bonus of $96,000, in consideration of his individual performance as General Counsel, and his contributions to Medarex's performance in 2007.

        Due to the interim nature of his services, Mr. Lerner's bonus compensation for 2007 was not determined under the performance program described above, but was instead determined under the terms of his employment agreement. Under the terms of his employment agreement, and upon the commencement of services by Mr. Pien, Mr. Lerner stepped down as our interim President and CEO in June 2007 and was paid a prorated cash retention bonus, or Retention Bonus, of $200,000. The Compensation Committee included the Retention Bonus in Mr. Lerner's agreement for 2007 in lieu of a performance-based bonus due to the need to retain his services as interim President and CEO during the search for a permanent President and CEO.

        Long-Term Equity Incentive Compensation.    We believe our equity compensation program assists us in enhancing the link between long-term incentive compensation and the creation of shareholder value, providing a means for long-term retention of executives (through time-based vesting of equity awards), providing an opportunity for increased equity ownership by executives, and maintaining competitive levels of the at-risk (that is, performance-based) portion of total compensation. We believe equity ownership encourages executives to manage their performance against corporate goals and objectives and from the perspective of an owner/shareholder. To further align the interests of our executives with our shareholders, in 2007, we adopted an Executive Share Ownership Policy to require stock ownership, as discussed below.

        We award stock options and other equity awards like restricted stock and restricted stock units, based on the factors described above, as well as on peer group practice, in each case as balanced against financial considerations, including the cost of equity awards and the projected impact on shareholder dilution. In determining the equity-based awards to be granted to executive officers, the Compensation Committee considers the individual's position, scope of responsibility, ability to affect shareholder value, historic and recent performance, benchmark data from the peer group companies and the value of the equity awards in relation to cash compensation (see "Mix of Pay" above). In addition, the Compensation Committee considers other extraordinary factors as appropriate.

        In May 2007, as part of our regular annual equity compensation award process, the Compensation Committee granted Drs. Lonberg and Nichol annual stock option grants of 150,000 and 140,000 options, respectively. In August 2007, Messrs. Schade and Middlekauff received annual stock option grants of 160,000 and 110,000, respectively. In approving grants to each of these four executives, all of which vest over four years based on continued service, the Compensation Committee considered the recent stock awards to comparably situated executives within the peer group, horizontal pay-equity among executives, Medarex's desired pay mix (discussed above) with respect to performance-based compensation, the ability of the executive to impact future company performance, past performance of the individual executive, and the fact that these executives had not received annual stock option grants since 2005. As a result of these 2007 option awards, the target at-risk cash and equity compensation for each of these named executive officers for 2007 was approximately 75% of their total compensation. In addition, in August 2007, the Compensation Committee also granted Mr. Schade 65,000 shares of restricted stock, which will vest in full on the third anniversary of the grant based on his continued service, as an additional means to retain his services over the next several years in light of his importance to, and impact on, the overall operations of Medarex.

        Pursuant to the terms of Mr. Lerner's December 2006 employment agreement, in May 2007, he was granted stock options to purchase 250,000 shares of our common stock, which were scheduled to vest over 24 months, commencing from Mr. Lerner's November 2006 start date as our interim President and CEO. In February 2008, in connection with Mr. Lerner's announced decision to retire from the Board effective as of the 2008 Annual Meeting, the Compensation Committee, in recognition of Mr. Lerner's years of service to Medarex, resolved to accelerate the vesting of any of these options which have not yet vested as of such annual meeting.

        Pursuant to Mr. Pien's employment agreement, in June 2007, the Compensation Committee granted Mr. Pien restricted stock awards totalling 300,000 shares, vesting over various periods of up to five years, with accelerated vesting based on performance milestones related to the trading price of our common stock, as well as stock options covering 500,000 shares of our common stock, with such option shares vesting over the next three years. The performance milestones are described in more detail on the table entitled "Grants of Plan-Based Awards" below. In setting the level of equity awards, the Compensation Committee considered, among other things:

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  Providing an award that induced Mr. Pien to accept the position;

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  Linking a portion of the awards to specific performance milestones related to shareholder value;

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  Through a five-year vesting schedule, providing a vehicle to retain Mr. Pien through his initial three year employment period and for two additional years beyond that; and

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  Equity grant levels provided to other CEOs upon hiring at our peer companies.

        RSUs as Part of Our Deferred Compensation Program.    In light of the Compensation Committee's desire to reevaluate the deferred compensation program in 2006, named executive officers were not given the opportunity in 2007 to participate in our deferred compensation program, adopted in 2004, which allowed the deferral of a portion of the executive's performance bonus for a specified year. After reviewing the program in 2007, the Compensation Committee adopted our 2008 Deferred Compensation Program to (i) align the longer-term interests of senior management with those of shareholders through the conversion of cash compensation into equity-based awards, (ii) facilitate increased share ownership by executives through these equity-based deferred awards; and (iii) provide a deferral program competitive with similar programs offered by peer companies to attract and retain key executive talent. Under the 2008 Deferred Compensation Program, we permit eligible executives to defer up to 100% of their annual cash bonus earned in 2008, with the deferred amount either invested in funds mirroring those available under our 401(k) Savings Program, or credited as fully-vested restricted stock units representing shares of our common stock. The number of restricted stock units credited equals the amount of the deferred bonus divided by the fair market value of our common stock on the date of deferral (that is, the date on which the bonus would otherwise be paid in cash). We may, at the Compensation Committee's discretion, match amounts deferred as restricted stock units by crediting the participant's account with the grant of additional restricted stock units with a value equal to up to 25% of the amount deferred by the executive. This matching contribution vests, based on continued service, over three years from the date of grant. Unless further deferred, all benefits under our deferred compensation program are distributed in payments of cash or stock, as applicable, after three years. At the time it adopted the 2008 Deferred Compensation Program, the Compensation Committee approved the 25% match with respect to deferrals of 2008 cash bonus compensation.

        Executive Share Ownership Policy.    We believe that our executive officers should have a significant financial stake in Medarex to foster a focus on long-term growth. Accordingly, we have adopted a policy requiring our executive officers to hold shares of our common stock with a value of five times base salary, in the case of the CEO, and two times base salary, in the case of the other senior officers, in each case by the later of January 2008 or five years from the date of hire. Until this ownership level is achieved, an executive must hold at least one-third of the shares received upon the exercise of stock options, the vesting of restricted stock or stock units and the purchase of ESPP shares. Drs. Nichol and Lonberg have exceeded the minimum ownership level required by the policy, and Mr. Schade holds 71% of the minimum level. Mr. Pien, who joined Medarex in June 2007, does not yet hold shares or vested options. His initial option grants will first vest, in part, in June 2008.

        Anti-Hedging Policy and Trading Restrictions.    Medarex's policy regarding stock trading by officers, directors and other members of management imposes limits on the timing and types of transactions in Medarex securities permitted by such individuals, including:

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  Permitting trading only with legal department pre-clearance and during "window periods" following quarterly earnings releases; and

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  Prohibiting short sales, put or call options, hedging transactions or other inherently speculative transactions involving Medarex securities.

        Our Equity Grant Procedures.    Under our Equity Grant Procedures, annual equity awards are approved by the Compensation Committee in the 45-day period following the close of each fiscal year, with the grant date for such annual awards fixed as the third trading day after the filing of our Annual Report on Form 10-K with the SEC. This delayed grant date allows time for the market price of our stock to adjust to any disclosures of new information reported in our Form 10-K.

        All new-hire and "off-cycle" awards (including for directors, officers and all other employees) are approved at periodic meetings of the Compensation Committee, with grant dates fixed as the last trading day of the month in which the awards are approved. Management provides the Compensation Committee with proposed awards in advance of meetings, as necessary. All grants will be made with an exercise price equal to the average of the high and low price of our common stock on NASDAQ on the date of grant. Once approved, no changes will be made to an award without further, formal action by the Compensation Committee. However, in the event the Compensation Committee determines that it is not in our best interest to follow these granting and administrative procedures in a specific and exceptional situation, the Compensation Committee may waive such procedures after due consultation with our CFO and General Counsel. The grant process and terms of any awards granted under such extraordinary circumstance will be fully documented by the Compensation Committee.

        Employee Benefits.    All of our named executive officers are eligible to participate in the employee benefit programs that are generally offered to all of our full-time employees, including our life, medical, dental and disability insurance, accidental death insurance, and employee stock purchase plan, as well as customary vacation, leave of absence and other similar policies. Participation by our executives is on the same terms and conditions as applicable to our employees generally. These programs are designed to be competitive with overall market practices, and are in place to attract and retain the talent needed for our business.

        Perquisites.    We have historically provided only limited perquisites to our executive officers, with the policy that any perquisites provided serve legitimate business purposes, including allowing our executives to focus more time on our business. For 2007, these perquisites were primarily limited to the provision of a car service to Mr. Lerner through June for his use in commuting to and from work and for other business purposes.

  Post-Termination Compensation.

        Retirement Savings.    We encourage our executives and employees generally to plan for post-termination compensation through voluntary participation in our 401(k) Retirement Savings Plan, or 401(k) Plan. All of our employees, including our executives, may participate in our 401(k) Plan by making pre-tax contributions from wages of up to 50% of their base salary up to the current Internal Revenue Service limits. We provide a matching contribution of up to 50% of the first 4% of an employee's salary that is contributed to the 401(k) Plan and such match applies equally to all participating employees. This program assists us in attracting and retaining the talent needed for our business.

        Severance Protection.    In January 2004, we entered into employment agreements with Messrs. Schade and Middlekauff and Drs. Lonberg and Nichol, providing for severance payments and accelerated vesting benefits triggered by various termination events. In the third quarter of 2007, we entered into new, updated employment agreements with each of Mr. Schade and Drs. Lonberg and Nichol. We did not enter into a new agreement with Mr. Middlekauff (see below). For a description of these new agreements and our potential payment obligations, please see "Potential Payments Upon Termination or a Change of Control" and the related tabular disclosure beginning on page [    ]. The Compensation Committee believes such employment agreements benefit us and our shareholders by attracting and retaining employees in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protections offered upon terminations arising in connection with a change of control allow our executives to assess a potential change of control objectively, from the perspective of what is best for our shareholders, without regard to the potential impact of the transaction on their own job security. Further, we believe the severance protection offered under the employment agreements are balanced with the interests of Medarex and its shareholders, as the executives are bound by non-disclosure, non-competition, and non-solicitation arrangements as a condition to receiving benefits under these agreements. The agreements, other than Mr. Pien's which renews in 2010, are subject to renewal annually and, as part of the Compensation Committee's review of all of our executive compensation practices, will be reviewed to ensure that they serve our interests in retaining these key executives, are consistent with those packages offered by our peer group, and provide reasonable levels of severance protection and compensation.

        In October 2007, we provided Mr. Middlekauff a notice of non-renewal under his employment agreement as the General Counsel, which agreement expired on January 4, 2008. Pursuant to the terms of a separation letter executed by Mr. Middlekauff and Medarex in October 2007, or the Separation Letter, he stepped down as our General Counsel and Secretary and began serving as Senior Vice President, Strategic Planning from November 2007 at a salary of $385,000 per annum. Mr. Middlekauff's duties are to provide advice to our CEO on strategic planning issues. Mr. Middlekauff's non-renewal benefits under his Separation Letter are described below under "Potential Payments Upon Termination or a Change of Control."

Other Matters

        Tax and Accounting Considerations.    U.S. federal income tax generally limits the tax deductibility of compensation we pay to our CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officers. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. Although deductibility of compensation is preferred, tax deductibility has not historically been a primary objective of our compensation programs. Rather, we seek to maintain flexibility in how we compensate our executive officers so as to meet a broader set of corporate goals and the needs of shareholders, and as such, may be limited in our ability to deduct amounts of compensation from time to time. We have also structured our executive compensation program with the intention that it comply with tax laws pertaining to certain types of deferred compensation. Accounting rules such as FASB Statement 123(R) require us to expense the cost of our stock option grants. Because of option expensing and the impact of dilution on our shareholders, we pay close attention to the type of awards we grant and the number and value of the shares underlying stock awards we grant.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2007 and 2006

        The following table provides the compensation awarded to or paid to, or earned by our named executive officers for the years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation		Total
Mr. Pien(4) President and Chief Executive Officer	2007 2006	$409,615 —		$413,250 —	$1,021,388 —	$824,897 —	$3,462 —	(5)	$2,672,612 —
Mr. Schade Senior Vice President, Finance and Administration, and Chief Financial Officer	2007 2006	492,550 485,100		328,000 —	169,473 52,383	931,845 1,003,181	12,220 4,400	(6) (5)	1,934,088 1.545.064
Dr. Lonberg Senior Vice President and Scientific Director	2007 2006	400,000 391,388		208,000 206,000	87,033 67,379	1,014,078 966,434	4,500 4,400	(5) (5)	1,713,611 1,635,601
Dr. Nichol Senior Vice President, Product Development	2007 2006	400,000 391,388		191,000 205,000	48,614 39,944	998,976 935,512	4,500 4,400	(5) (5)	1,643,090 1,576,244
Mr. Middlekauff(7) Senior Vice President, General Counsel and Secretary	2007 2006	379,925 374,850		96,000 —	37,779 45,368	883,386 966,434	4,500 4,400	(5) (5)	1,401,590 1,391,052
Mr. Lerner(8) Interim President and Chief Executive Officer	2007 2006	324,616 100,000	(9) (9)	200,000 —	— —	1,483,125 39,800	40,658 3,885	(10)	2,048,399 143,685

(1)
Represents annual bonus paid in subsequent year, relating to performance in named year, before partial deferral under our deferred compensation program where applicable. See CD&A above and Grants of Plan-Based Awards and Nonqualified Deferred Compensation tables for additional information on deferred amounts.

(2)
These amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the dollar amount recognized by Medarex for financial statement reporting purposes for 2007 and 2006 for awards of restricted stock and restricted stock units granted to each of the named executive officers in 2007, as well as prior years, in accordance with FAS 123(R). Mr. Pien's entire amount for 2007 relates to restricted stock. Mr. Schade's amount for 2007 relates to restricted stock ($124,728) and restricted stock units ($44,745). All other amounts for 2007 and 2006 relate entirely to RSUs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of these named executive officers in 2007 or 2006. For additional information on the valuation assumptions underlying the value of these awards, with respect to 2007 and 2006, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2007 Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 7, Shareholders' Equity and at Note 8 "Deferred Compensation."

(3)
These amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the dollar amount recognized by Medarex for financial statement reporting purposes for 2007 and 2006 stock options granted to each of the named executive officers in 2007, as well as prior years, in accordance with FAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of these named executive officers in 2007 or 2006. For additional information on the valuation assumptions underlying the value of these stock options, with respect to 2007 and 2006, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2007 Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 7, Shareholders' Equity."

(4)
Mr. Pien began employment on June 14, 2007.

(5)
Represents matching contributions under our 401(k) Plan.

(6)
Includes matching contribution under our 401(k) Plan of $4,500.

(7)
Mr. Middlekauff stepped down as General Counsel and Secretary and became Senior Vice President, Strategic Planning effective November 15, 2007.

(8)
Mr. Lerner stepped down as interim President and Chief Executive Officer on June 13, 2007.

(9)
Prior to June 13, 2007, when he stepped down as interim CEO, Mr. Lerner received a monthly base salary of $50,000, effective November 5, 2006, as approved by the Compensation Committee in January 2007.

(10)
Includes $16,657 relating to the use of a car service and $13,880 of gross-up payment relating thereto.

Grants of Plan-Based Awards in 2007

        The following table shows for the year ended December 31, 2007, certain information regarding grants of plan-based awards to our named executive officers. All grants were made under Medarex's 2005 Equity Incentive Plan. Our deferred compensation program under which the restricted stock unit grants below were made is described in the CD&A section headed "Long-Term Incentives," and in the table below headed "Nonqualified Deferred Compensation."

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Closing Price of Medx Stock on Grant Date	Grant Date Fair Value of Stock and Option Awards
Mr. Pien	6/29/07 6/29/07	6/26/07 6/26/07	— 50,000 175,000 75,000	(2) (3) (4)	500,000 — — —	(1)	$14.36 — — —	$14.29	$4,895,000 718,000 2,513,000 1,077,000
Mr. Schade	8/31/07 8/31/07	8/9/07 8/9/07	— 65,000	(6)	160,000 —	(5)	17.27 —	17.15	1,860,800 1,122,550
Dr. Lonberg	2/23/07 5/17/07	2/23/07 3/29/07	14,119 —	(7)	— 150,000	(6)	— 14.92	14.60 14.76	205,996 1,525,500
Dr. Nichol	2/23/07 5/17/07 5/31/07	2/23/07 3/29/07 5/29/07	9,836 — —	(7)	— 110,000 30,000	(5) (5)	— 14.92 16.08	14.60 14.76 15.99	143,507 1,118,700 328,800
Mr. Middlekauff	8/31/07	8/9/07	—		110,000	(5)	17.27	17.15	1,279,300
Mr. Lerner	5/17/07	3/29/07	—		250,000	(8)	$14.92	$14.76	$2,542,500

(1)
Options vest as follows: 166,667 shares on each of June 14, 2008 and 2009 and 166,666 shares vesting on June 14, 2010.

(2)
Grant of restricted stock which vests as follows: 25,000 shares on each of June 14, 2008 and 2009.

(3)
Grant of restricted stock which vests as follows: 87,500 shares on each of June 14, 2009 and 2010.

(4)
Grant of restricted stock which vests on June 14, 2012; provided, however, if the price of our stock equals or exceeds $26 per share for the 20 consecutive trading days immediately preceding the three-year anniversary of June 14, 2007, then 25,000 shares will vest on such three-year anniversary and, provided, further, if the price of our stock equals or exceeds $26 per share immediately preceding the four-year anniversary of June 14, 2007, then shares not yet vested will vest immediately on the four-year anniversary of June 14, 2007.

(5)
Options vest as follows: 25% on the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(6)
Grant of restricted stock which vests on August 31, 2010, unless, prior to such date, Mr. Schade is terminated without cause or his employment agreement is not renewed, in which case such restrictions will be deemed to have lapsed on a monthly basis over a three-year period from August 31, 2007.

(7)
In connection with our deferred compensation program, a portion of executive's annual bonus relating to 2006 performance, which was otherwise payable in cash on February 23, 2007, was exchanged, at the executive's election, for restricted stock units granted on such date with a fair market value equal to such forgone bonus plus 25% company matching contribution. The restricted stock units related to Medarex's 100% matching contribution vest in three equal installments on the first three anniversaries of the grant date.

(8)
Options vest as to approximately 8,333 shares each month over a 24 month period beginning November 5, 2006.

        All stock option grants are made with an exercise price equal to the average of the high and low price of our common stock on NASDAQ on the date of grant. Restricted stock units have rights to dividend equivalents. Restricted stock has rights to dividends. Notwithstanding such rights, Medarex has not historically paid dividends. The material terms of our employment agreements with the named executive officers are summarized in the CD&A above and below under "Potential Payments Upon Termination or Change of Control".

Outstanding Equity Awards at December 31, 2007

        The following table shows for the year ended December 31, 2007, certain information regarding outstanding equity awards at year end for our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Mr. Pien	— — — —	500,000 — — —	(2)	$14.36 — — —	6/29/17 — — —	— 50,000 175,000 75,000	(3) (4) (5)		— 521,000 1,823,500 781,500
Mr. Schade	150,000 15,000 100,000 250,000 200,000 158,020 140,625 — — —	— — — — — 26,980 109,375 160,000 — —	(6) (7) (8)	$6.33 6.33 14.89 8.11 7.16 5.61 9.90 17.27 — —	10/13/10 1/9/11 9/19/11 7/11/12 10/14/13 7/26/14 9/6/15 8/31/17 — —	— — — — — — — — 4,928 65,000	(9) (10)	$ $	— — — — — — — — 51,350 677,300

Dr. Lonberg	169,152 54,848 25,000 100,000 200,000 200,000 158,020 140,625 — —	— — — — — — 26,980 109,375 150,000 —	(6) (7) (11)	$3.43 3.43 6.33 14.89 8.11 7.16 5.61 9.90 14.92 —	11/1/09 5/18/10 1/9/11 9/19/11 7/11/12 10/14/13 7/26/14 9/6/15 5/17/17 —	— — — — — — — — — 12,538	(12)	$	— — — — — — — — — 130,646
Dr. Nichol	90,000 200,000 158,020 140,625 — — —	— — 26,980 109,375 110,000 30,000 —	(6) (7) (13) (14)	$5.25 7.16 5.61 9.90 14.92 16.08 —	9/9/12 10/14/13 7/26/14 9/6/15 5/17/17 5/31/17 —	— — — — — — 7,295	(15)	$	— — — — — — 76,014
Mr. Middlekauff	40,000 25,000 100,000 100,000 200,000 158,020 140,625 — —	— — — — — 26,980 109,375 110,000 —	(6) (7) (16)	$6.33 6.33 14.89 8.11 7.16 5.61 9.90 17.27 —	4/5/10 1/9/11 9/19/11 7/11/12 10/14/13 7/26/14 9/6/15 8/31/17 —	— — — — — — — — 4,178	(17)	$	— — — — — — — — 43,535
Mr. Lerner	14,000 40,000 14,000 14,000 50,000 7,000 7,000 28,000 28,000 36,000 36,000 135,405	— — — — — — — — — — — 114,595	(18)	$3.58 2.13 2.84 27.17 44.06 28.47 9.63 7.48 5.59 4.89 9.84 14.92	5/20/08 10/13/08 6/2/09 5/17/10 7/24/10 5/22/11 5/22/12 7/23/12 7/24/13 8/11/14 7/26/15 5/17/17	— — — — — — — — — — — —			— — — — — — — — — — — —

(1)
Valued using our closing market price on December 31, 2007 of $10.42.

(2)
Options vest as follows: 166,667 shares on each of June 14, 2008 and 2009 and 166,666 shares on June 14, 2010.

(3)
Grant of restricted stock which vests as follows: 25,000 shares on each of June 14, 2008 and 2009.

(4)
Grant of restricted stock which vests as follows: 87,500 shares on each of June 14, 2009 and 2010.

(5)
Grant of restricted stock which vests on June 14, 2012; provided, however, if the price of our stock equals or exceeds $26 per share for 20 consecutive trading days preceding the three-year anniversary of June 14, 2007, then 25,000 shares will vest on such three-year anniversary and, provided, further, if the price of our stock equals or exceeds $26 per share immediately preceding the four-year anniversary of June 14, 2007, then shares not yet vested will vest immediately on the four-year anniversary of June 14, 2007.

(6)
Remaining options vest as follows: 3,854 shares monthly from January 26, 2008 through July 26, 2008.

(7)
Remaining options vest as follows: 5,208 shares monthly from January 6, 2008 through September 6, 2009.

(8)
Options vest as follows: 40,000 on each of August 31, 2008, 2009, 2010 and 2011.

(9)
Represents restricted stock units under our deferred compensation program which vest as follows: 2,632 shares on February 7, 2008 and 1,148 shares on each of February 23, 2008 and 2009.

(10)
Grant of restricted stock which vests on August 31, 2010, unless, prior to such date, Mr. Schade is terminated without cause or his employment agreement is not renewed, in which case such restrictions will be deemed to have lapsed as to approximately 1,806 shares each month over a three-year period from August 31, 2007.

(11)
Options vest as follows: 37,500 on each of May 17, 2008, 2009, 2010 and 2011.

(12)
Represents restricted stock units under our deferred compensation program which vest as follows: 3,539 shares on February 7, 2008, 3,617 shares on each of February 23, 2008 and 2009 and 1,765 shares on February 23, 2010.

(13)
Options vest as follows: 27,500 on each of May 17, 2008, 2009, 2010 and 2011

(14)
Options vest as follows: 7,500 on each of May 31, 2008, 2009, 2010 and 2011.

(15)
Represents restricted stock units under our deferred compensation program which vest as follows: 2,124 shares on February 7, 2008, 1,971 shares on each of February 23, 2008 and 2009 and 1,229 shares on February 23, 2010.

(16)
Options vest as follows: 27,500 on each of August 31, 2008, 2009, 2010 and 2011.

(17)
Represents restricted stock units under our deferred compensation program which vest as follows: 1,695 shares on February 7, 2008, 1,241 shares on February 23, 2008 and 1,242 shares on February 23, 2009.

(18)
Remaining options vest as follows: 10,415 shares monthly from January 5, 2008 through November 5, 2008.

Option Exercises and Stock Vested in 2007

        The following table shows for the year ended December 31, 2007, certain information regarding option exercises and stock vested during the last year with respect to our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Mr. Pien	—	$—	—	$—
Mr. Schade	—	—	5,188	69,375	(1)
Dr. Lonberg	30,000	340,350	16,467	231,158	(2)
Dr. Nichol	—	—	10,139	142,852	(3)
Mr. Middlekauff	—	—	4,978	66,663	(4)
Mr. Lerner	72,000	851,760	—	—

(1)
Represents vested restricted stock units, the receipt of which has been deferred as follows: 2,632 shares on February 7, 2008, 1,148 shares on February 23, 2009 and 1,408 shares on March 1, 2012.

(2)
Represents vested restricted stock units of which the receipt of 3,539 shares has been deferred until February 7, 2008, the receipt of 1,852 shares has been deferred until February 23, 2009 and the receipt of 8,824 shares has been deferred until February 23, 2010. The value of 2,252 shares of $28,082 which vested on March 1, 2007 was received by Dr. Lonberg on March 2, 2007.

(3)
Represents vested restricted stock units, the receipt of which has been deferred as follows: 2,124 shares on February 7, 2008, 741 shares on February 23, 2009, 6,147 shares on February 23, 2010 and 1,127 shares on March 1, 2012.

(4)
Represents vested restricted stock units of which the receipt of 1,695 shares has been deferred until February 7, 2008 and the receipt of 1,242 shares has been deferred until February 23, 2009. The value of 2,041 shares of $25,451 which vested on March 1, 2007 was received by Mr. Middlekauff on March 2, 2007.

Nonqualified Deferred Compensation

        The following table shows, for the year ended December 31, 2007, certain information regarding nonqualified deferred compensation benefits for the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION FOR 2007

Name	Executive Contributions in 2007		Registrant Contributions in 2007		Aggregate Earnings in 2007		Aggregate Withdrawals/ Distributions		Aggregate Balance at December 31, 2007
Mr. Pien	$—		$—		$—		$—		$—
Mr. Schade	—		—		$(181,342	)(1)	—		$432,399	(2)
Dr. Lonberg	$103,000	(3)	$103,000	(4)	(247,337	)(5)	224,684	(6)	596,493	(7)
Dr. Nichol	71,750	(8)	71,750	(9)	(180,515	)(10)	—		435,118	(11)
Mr. Middlekauff	—		—		(102,647	)(12)	203,610	(13)	244,755	(14)

(1)
Represents the depreciation in value of both vested and unvested shares of stock subject to all of the cash bonus amounts, including matching contributions, deferred by Mr. Schade into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

(2)
Represents the value of vested (36,569) and unvested (4,928) shares of stock subject to all of cash bonus amounts, including matching contributions, deferred by Mr. Schade into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

(3)
Represents the amount of Dr. Lonberg's 2006 performance bonus deferred at Dr. Lonberg's election under the terms of our 2006 deferred compensation program. This cash bonus amount was converted into a grant of 7,060 fully vested restricted stock units, or RSUs, on February 23, 2007, based on the average of the high and low sales prices of our common stock on February 22, 2007 ($14.59) in accordance with the terms of our 2006 deferred compensation program. All deferred amounts will be distributed on February 23, 2010. This amount is reported in the Summary Compensation Table for 2006 in the "Bonus" column.

(4)
Represents the amount of Medarex's matching contribution with respect to Dr. Lonberg's deferral of his 2006 bonus. This matching cash bonus amount was converted into a grant of 7,060 partially vested RSUs on February 23, 2007, based on the average of the high and low sales prices of our common stock on February 22, 2007 ($14.59) in accordance with our 2006 deferred compensation program. The 7,060 RSUs were vested as to 25% of the shares on the date of grant, with the remaining RSUs vesting as to 25% of the shares on each of the first three anniversaries of the date of grant. All vested deferred amounts will be distributed on February 23, 2010. This amount is reported in the Summary Compensation Table for 2007 only as to the amounts recognized for financial accounting purposes in 2007 under the column "Stock Awards."

(5)
Represents the depreciation in value of both vested and unvested shares of stock subject to all of the cash bonus amounts, including matching contributions, deferred by Dr. Lonberg into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

(6)
Represents the value of 18,018 RSUs received by Dr. Lonberg on March 2, 2007.

(7)
Represents the value of vested (44,707) and unvested (12,538) shares of stock subject to all of cash bonus amounts, including matching contributions, deferred by Dr. Lonberg into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

(8)
Represents the amount of Dr. Nichol's 2006 performance bonus deferred at Dr. Nichol's election under the terms of our 2006 deferred compensation program. This cash bonus amount was converted into a grant of 4,918 fully vested RSUs on February 23, 2007, based on the average of the high and low sales prices of our common stock on February 22, 2007 ($14.59). In accordance with the terms of our 2006 deferred compensation program, all deferred amounts will be distributed on February 23, 2010. This amount is reported in the Summary Compensation Table for 2006 in the "Bonus" column.

(9)
Represents the amount of Medarex's matching contribution with respect to Dr. Nichol's deferral of his 2006 bonus. This matching cash bonus amount was converted into a grant of 4,918 partially vested RSUs on February 23, 2007, based on the average of the high and low sales prices of our common stock on February 22, 2007 ($14.59). The 4,918 RSUs were vested as to 25% of the shares on the date of grant, with the remaining RSUs vesting as to 25% of the shares on each of the first three anniversaries of the date of grant. All vested deferred amounts will be distributed on February 23, 2010. This amount is reported in the Summary Compensation Table for 2007 only as to the amounts recognized for financial accounting purposes in 2007 under the column "Stock Awards."

(10)
Represents the depreciation in value of both vested and unvested shares of stock subject to all of the cash bonus amounts, including matching contributions, deferred by Dr. Nichol into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

(11)
Represents the value of vested (34,463) and unvested (7,295) shares of stock subject to all of the cash bonus amounts, including matching contributions, deferred by Dr. Nichol into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

(12)
Represents the depreciation in value of both vested and unvested shares of stock subject to all of the cash bonus amounts, including matching contributions, deferred by Mr. Middlekauff into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

(13)
Represents the value of 16,328 RSUs received by Mr. Middlekauff on March 2, 2007.

(14)
Represents the value of vested (19,311) and unvested (4,178) shares of stock subject to all of cash bonus amounts, including matching contributions, deferred by Mr. Middlekauff into RSUs since the adoption of our deferred compensation plan in 2004, based on the closing price of our common stock on December 31, 2007 ($10.42 per share).

Potential Payments Upon Termination or Change of Control

        In June 2007, we entered into an employment agreement with Mr. Pien, which has an initial term of three years and renews automatically thereafter for one-year terms unless terminated upon prior written notice by either party. In October 2007, we entered into one-year employment agreements with Mr. Schade and Drs. Lonberg and Nichol, or the SVP agreements, which also renew automatically for one year periods unless terminated upon prior written notice by either party. Mr. Middlekauff's employment agreement was not renewed and expired in January 2008 and, pursuant to his Separation Letter, his benefits upon termination are described in the table entitled "Payments Upon Non-Renewal of Employment Agreements" below. Mr. Lerner, who stepped down as our interim President and CEO in June 2007, no longer had an employment agreement with us as of December 31, 2007, and we have therefore not included him in the tables below.

        The following discussion describes the amounts that we would pay or provide to our named executive officers or, as applicable, their respective beneficiaries under the employment agreements as a result of termination of employment in each of the following situations: non-renewal of agreement; termination without cause or resignation for good reason; and termination following a change of control. For purposes of this discussion, estimated benefits are calculated as if the termination occurred on or about December 31, 2007.

  Payments Upon Non-Renewal of Employment Agreements

        If an SVP Agreement is not renewed by us, the executive is entitled to severance in an amount up to one year of base salary and one year of company-paid premiums for continued health insurance coverage. However, all amounts paid or payable to an executive officer will be reduced by the amount of compensation received by such officer from alternative employment during the payment period. In January 2008, the SVP Agreements were amended to provide for an additional benefit, in the event of non-renewal, of accelerated vesting of equity awards that would have vested during the six months following the final day of the term.

        Under Mr. Pien's Agreement, non-renewal constitutes termination by Mr. Pien for good reason and, in this event, he is entitled to two years of (i) base salary, (ii) bonus and (iii) continued insurance coverage. The insurance coverage, however, terminates if replaced by the same or better coverage provided by a subsequent employer. Non-renewal also triggers the acceleration of vesting of Mr. Pien's initial grant of 500,000 stock options and, with respect to his initial grant of 175,000 restricted shares, accelerated vesting of shares that would have vested during the eighteen (18) months following the final day of the term. Mr. Pien's agreement also provides for two years of accelerated vesting of annual equity grants in the event of non-renewal.

Payments Upon Non-Renewal

Name	Base Salary(1)	Bonus	Stock Option Acceleration(2)	Restricted Stock Acceleration(3)	COBRA(4)
Mr. Pien	$1,500,000	$1,500,000	—	$911,750	$33,352
Mr. Schade	500,000	—	—	75,256	16,676
Dr. Lonberg	400,000	—	—	—	16,400
Dr. Nichol	400,000	—	—	—	11,301
Mr. Middlekauff	385,000	—	—	—	16,676

(1)
Amount would be paid in equal installments over the course of 12 or 24 consecutive months, as applicable.

(2)
As of December 31, 2007, this benefit was applicable to Mr. Pien only. Mr. Pien's options have an exercise price of $14.36. The payments relating to stock options represent the value of unvested stock options as of December 31, 2007, when options would be subject to accelerated vesting as a result of the termination, calculated by multiplying the number of accelerated options by the difference between the $10.42 closing price of our common stock on December 31, 2007 and the exercise price.

(3)
Represents the value of restricted stock, which would become vested on the date of termination as described above. The payments relating to restricted stock represent the value of stock as of December 31, 2007, when they would be subject to accelerated vesting as a result of the termination, calculated by multiplying the number of accelerated units by $10.42, the closing price of our common stock on December 31, 2007.

(4)
Amount reflects total reimbursement of executive's monthly COBRA premiums for continued group medical, dental and vision insurance coverage.

  Payments Upon Termination Without Cause or Resignation for Good Reason

        Under an SVP Agreement, if we terminate an executive's employment without cause or the executive terminates his employment for good reason, such officer is entitled to continued base salary and insurance coverage for up to two years (subject to mitigation as described above). In addition, the executive is entitled to accelerated vesting of all unvested equity awards. In January 2008, the SVP Agreements were amended to restrict this accelerated vesting to equity awards that would have vested during the 24 months following the final day of the term. In the event of a termination without cause or resignation for good reason, Mr. Pien would be entitled to the payments and acceleration of vesting as detailed under "Payments upon Non-Renewal," above.

Payments Upon a Termination Without Cause or Resignation for Good Reason

Name	Base Salary(1)	Bonus	Stock Option Acceleration(2)	Restricted Stock and Restricted Stock Unit Acceleration(3)	COBRA(4)
Mr. Pien	$1,500,000	$1,500,000	$—	$911,750	$33,352
Mr. Schade	1,000,000	—	186,649	728,650	33,352
Dr. Lonberg	800,000	—	186,649	130,646	32,800
Dr. Nichol	800,000	—	186,649	76,014	22,602

(1)
Amount would be paid in equal installments over the course of 24 consecutive months.

(2)
The payments relating to stock options represent the value of unvested stock options as of December 31, 2007, when options would be subject to accelerated vesting as a result of the termination, calculated by multiplying the number of accelerated options by the difference between the $10.42 closing price of our common stock on December 31, 2007 and the exercise price.

(3)
The payments relating to restricted shares and restricted stock units represent the value of stock and stock units as of December 31, 2007, when they would be subject to accelerated vesting as a result of the termination, calculated by multiplying the number of accelerated units by $10.42, the closing price of our common stock on December 31, 2007.

(4)
Amount reflects total reimbursement of executive's monthly COBRA premiums for continued group medical, dental and vision insurance coverage.

  Payments Upon a Termination in Connection with a Change of Control

        In the event of a change in control of Medarex, if (i) the successor entity terminates the officer's term of employment other than for cause or, (ii) the executive terminates for good reason, in either case, within one month prior to or 20 months after such change of control, the officer will receive severance equal to two years of base salary, two years of bonus, a prorated bonus for the year of termination, two years of company-paid premiums for continued health insurance coverage and the accelerated vesting of all unvested equity awards.

        Named executive officers are also entitled to a gross-up payment on any excise taxes imposed by Section 4999 of the Internal Revenue Code or other interest or penalties incurred on any payment, acceleration of stock option vesting, restricted shares or other equity award or other benefit made or provided to the executive in connection with such termination, subject to cap of 110% of the greatest amount that could be paid to executive without giving rise to any excise tax.

        In addition, Mr. Pien's agreement provides that, in the event of a change in control, if certain stock options held by him (specifically, his initial grant of 500,000 stock options and any subsequent annual stock option awards) are not assumed or substituted in connection with the change of control, such options will be canceled in exchange for a cash payment based on the difference between the per share consideration to be paid in the transaction and the exercise price per share of such cancelled options.

Payments Upon a Change of Control

Name	Base Salary(2)	Bonus and Pro-Rated Bonus(3)	Stock Option Acceleration(4)	Restricted Stock and Restricted Stock Unit Acceleration(5)	COBRA(6)	280G Gross-up(7)
Mr. Pien(1)	$1,500,000	$2,250,000	$—	$3,126,000	$33,352	$2,411,178
Mr. Schade(1)	1,000,000	750,000	186,649	728,650	33,352	999,574
Dr. Lonberg(1)	800,000	480,000	186,649	130,646	32,800	649,162
Dr. Nichol(1)	800,000	480,000	186,649	76,014	22,602	—

(1)
All amounts assume the change of control and the termination of employment both occurred on December 31, 2007.

(2)
Executive base salary severance is payable in a single lump-sum.

(3)
Bonus severance is payable in a single lump-sum. These amounts include 12 months of pro-rated bonus for the year of termination, assuming a December 31, 2007 termination.

(4)
The payments relating to stock options represent the value of unvested stock options as of December 31, 2007, when options would be subject to accelerated vesting as a result of the termination, calculated by multiplying the number of accelerated options by the difference between the $10.42 closing price of our common stock on December 31, 2007 and the exercise price.

(5)
Restricted stock units under our deferred compensation program represent shares of our common stock. The payments relating to restricted shares and restricted stock units represent the value of such shares and stock units as of December 31, 2007, when the shares and units would be subject to accelerated vesting as a result of the termination, calculated by multiplying the number of accelerated units by $10.42, the closing price of our common stock on December 31, 2007.

(6)
Amount reflects total reimbursement of executive's monthly COBRA premiums for continued group medical, dental and vision insurance coverage.

(7)
This gross-up calculation assumes a stock price of $10.42, the closing price of our common stock on December 31, 2007. Any actual gross-up payment could be higher or lower, depending on our stock price on the termination date.

OTHER MATTERS

General

        The Board knows of no other matters to come before the 2008 Annual Meeting, other than those that are set forth herein and in the accompanying Notice of Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as in their discretion they may deem advisable.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        This year, a number of brokers with account holders who are our shareholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Medarex, Inc., ATTN: Jean Mantuano, Director, Corporate Communications, 707 State Road, Princeton, New Jersey 08540 or contact Laura Choi, Director, Public and Investor Relations at (609) 430-2880. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Annual Report and Incorporation by Reference

        Our 2007 Annual Report to Shareholders (which includes financial statements for the year ended December 31, 2007) accompanies this proxy statement but is not to be deemed part of this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC is available to shareholders without charge upon written request to Medarex, Inc., 707 State Road, Princeton, New Jersey 08540, Attn: Secretary. Part III of our Annual Report incorporates by reference certain information contained in this proxy statement.

By Order of the Board of Directors
Ursula B. Bartels Senior Vice President, General Counsel and Secretary

April 7, 2008

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MEDAREX, INC., 707 STATE ROAD, PRINCETON, NEW JERSEY 08540, ATTENTION: SECRETARY. WE WILL ALSO FURNISH A COPY OF ANY EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED IN WRITING.

APPENDIX A

MEDAREX, INC.
2005 EQUITY INCENTIVE PLAN

        Section 1.    Purpose of the Plan.    The purpose of the Plan is to aid Medarex, Inc. and any Participating Company in securing and retaining Directors, Officers, Consultants, and other Employees and to motivate such persons to exert their best efforts on behalf of the Participating Company Group.

        Section 2.    Definitions and Construction.    Whenever used herein, the following terms shall have their respective meanings set forth below:

        (a)   "Affiliate" means (i) an entity, other than a Parent Company, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Company, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

        (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Deferred Stock Award, Other Stock-based Award or Deferred Compensation Award granted under the Plan.

        (c)   "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," a "Stock Appreciation Right Agreement," a "Restricted Stock Agreement," a "Restricted Stock Unit Agreement," a "Performance Share Agreement," a "Performance Unit Agreement," a "Deferred Stock Award Agreement," a "Deferred Compensation Award Agreement" and such other cash agreement or "Stock-based Award Agreement" containing such terms and conditions as shall be determined by the Committee from time to time.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cashless Exercise" shall have the meaning set forth in Section 6(d).

        (f)    "Cause" shall have the meaning set forth in Section 6(h).

        (g)   "Change in Control" means, unless otherwise defined by the Participant's Award Agreement or contract of employment or service, the occurrence of any of the following:

            (i)  An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

          A "Non-Control Acquisition" shall mean an acquisition of Voting Securities by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any company or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as defined below);

           (ii)  The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least 66 2/3% of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least 66 2/3% of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii)  Approval of the Company's shareholders of: (1) a merger, consolidation or reorganization involving the Company, unless (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 66 2/3% of the combined voting power of the outstanding Voting Securities of the company resulting from such merger, consolidation or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 66 2/3% of the members of the board of directors of the Surviving Company, and (iii) no Person, other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any subsidiary thereof, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities of the Company, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Company's then outstanding voting securities (a transaction described in clause (i) through (iii) shall herein be referred to as a "Non-Control Transaction"); (2) a complete liquidation or dissolution of the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

        (i)    "Committee" means the Company's Compensation and Organization Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. The Committee shall have at least two members, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Stock is traded. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein; provided, however, that all Awards granted to "non-employee directors" as defined in Rule 16b-3 under the Exchange Act must be granted by a committee comprised solely of "outside directors" as defined in Section 162(m) of the Code.

        (j)    "Company" means Medarex, Inc., a New Jersey corporation, or any successor company thereto.

        (k)   "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

        (l)    "Covered Employee" shall have the meaning given to such term in Section 162(m) of the Code.

        (m)  "Deferral Period" shall have the meaning set forth in Section 11(a).

        (n)   "Deferred Compensation Award" means an award granted to a Participant pursuant to Section 13 of the Plan.

        (o)   "Deferred Stock Award" means an award of Stock granted to a Participant pursuant to Section 11 of the Plan.

        (p)   "Director" means a member of the Board.

        (q)   "Disability" means a condition causing a Participant to be disabled within the meaning of Section 409A(a)(2)(C) of the Code.

        (r)   "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

        (s)   "Effective Date" means May 19, 2005.

        (t)    "Elective Deferred Period" shall have the meaning set forth in Section 11(b)(v).

        (u)   "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. For purposes of the Plan, the Committee shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Committee's determination, all such determinations by the Committee shall be final, binding and conclusive, notwithstanding that the Committee or any court of law or governmental agency subsequently makes a contrary determination.

        (v)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (w)  "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

            (i)  Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of

  Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

           (ii)  Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date or the trading day immediately preceding such date. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

          (iii)  If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

         (x)  "Full Value Award" means any of the following types of Awards to the extent such Awards are settled in shares of Stock: Restricted Stock; Restricted Stock Units; Performance Shares; Performance Units; Deferred Stock Awards; Other Stock-based Awards; and Deferred Compensation Awards.

         (y)  "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

         (z)  "Insider" means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

       (aa)  "Nonqualified Stock Option" means an Option not intended to be (as set forth in the Award Agreement) or not qualifying as an incentive stock option within the meaning of Section 422(b) of the Code.

       (bb)  "Officer" means any person designated by the Board as an officer of the Company.

       (cc)  "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

       (dd)  "Option Expiration Date" shall have the meaning set forth in Section 6(f).

       (ee)  "Other Stock-based Awards" means awards that are valued in whole or in part by reference to or are otherwise based on the Stock, including without limitation, convertible debentures, but excluding Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Deferred Stock Awards and Deferred Compensation Awards.

        (ff)  "Parent Company" means any present or future "parent company" of the Company, as defined in Section 424(e) of the Code.

       (gg)  "Participant" means any eligible person under the Plan who has been granted one or more Awards.

       (hh)  "Participating Company" means the Company or any Parent Company, Subsidiary Company or Affiliate.

         (ii)  "Participating Company Group" means, at any point in time, all entities collectively which are then Participating Companies.

         (jj)  "Performance Award" means an Award of Performance Shares or Performance Units.

       (kk)  "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

         (ll)  "Performance Goal" means a performance goal established by the Committee pursuant to Section 10 of the Plan.

    (mm)  "Performance Measure" shall have the meaning set forth in Section 10(d).

       (nn)  "Performance Period" means a period established by the Committee pursuant to Section 10(c) of the Plan at the end of which one or more Performance Goals are to be measured.

       (oo)  "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the Fair Market Value of a share of Stock, based upon a Performance Award Formula.

       (pp)  "Performance Targets" shall have the meaning set forth in Section 10(d).

       (qq)  "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment with an initial value of up to $100, as determined by the Committee, based upon a Performance Award Formula.

        (rr)  "Plan" means the Company's 2005 Equity Incentive Plan.

        (ss)  "Predecessor Plans" means each of the Company's Amended and Restated 1991 Stock Option Plan, 1992 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan, Houston Biotechnology Incorporated Replacement Stock Option Plan, Houston Biotechnology Incorporated 1994A Stock Option Plan, 1997 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, 2000 Non-Director/Officer Employee Stock Option Plan, 2001 Non-Director/Officer Employee Stock Option Plan, 2001 Stock Option Plan, and 2002 New Employee Stock Option Plan.

        (tt)  "Restricted Stock Award" means an Award of Restricted Stock.

       (uu)  "Restricted Stock" means Stock granted to a Participant pursuant to Section 8 of the Plan.

       (vv)  "Restricted Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 or Section 13 of the Plan, to receive a share of Stock on a date determined in accordance with the provisions of Section 9 or Section 13 and the Participant's Award Agreement.

      (ww)  "Restriction Period" means the period established in accordance with Section 8 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

       (xx)  "Retirement" means the termination of a Participant's Service by retirement as determined in accordance with the Company's then current employment policies and guidelines.

       (yy)  "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

       (zz)  "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

     (aaa)  "Section 162(m)" means Section 162(m) of the Code.

     (bbb)  "Securities Act" means the Securities Act of 1933, as amended.

      (ccc)  "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, Officer, Director or Consultant. Unless otherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence that is approved by the Company and otherwise complies with the provisions of Section 14 of the Plan. A Participant's Service shall be deemed to have terminated either upon an actual termination of employment or service with the Participating Company Group or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

    (ddd)  "Spread" shall have the meaning set forth in Section 21(a)(3).

     (eee)  "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4(c) of the Plan.

       (fff)  "Subsidiary Company" means any present or future "subsidiary company" of the Company, as defined in Section 424(f) of the Code.

     (ggg)  "Ten Percent Owner" or "10% Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

    (hhh)  "Vesting Conditions" mean those conditions established in accordance with Section 8 or Section 9 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        Section 3.    Administration.

        (a)   The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award. A majority of the whole Committee present at a meeting at which a quorum is present, or an act approved in writing by all members of the Committee, shall be an act of the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to grant Awards to Participants, pursuant to the provisions of the Plan. The Committee shall also interpret the provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

        (b)   The Committee shall: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine whether Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-based Awards, or Deferred Compensation Awards, or a combination of the foregoing, are to be granted hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the exercise or purchase price of Stock purchased pursuant to any Award, (B) the method of payment for Stock purchased pursuant to any Award, (C) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (D) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of death, Disability, Retirement or Change in Control, (E) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant's termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or Stock acquired pursuant thereto not inconsistent with the terms of the Plan; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash; (vi) determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and (vii) determine whether, to what extent, and under what circumstances Option grants and/or other Awards under the Plan are to be made, and operate, on a tandem basis.

        (c)   The Chief Executive Officer and the Chief Financial Officer or any other Officer designated by the Committee shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein. The Board or the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Awards shall not be granted for shares of Stock in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4, (ii) the exercise price per share of each such Award which is an Option or Stock Appreciation Right shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

        (d)   With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

        (e)   No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award thereunder.

Notwithstanding the foregoing, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (i) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (ii) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

        Section 4.    Stock Subject to the Plan; Individual Limitations on Awards.

        (a)   Subject to adjustment as provided in Sections 4(b) and 4(c) below, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 21,000,000 shares and shall consist of (i) authorized but unissued shares, or (ii) reacquired shares (treasury) of Stock, or (iii) any combination thereof. The number of shares of Stock available for issuance under the Plan shall be reduced by: (1) 1 share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Stock on the date of grant; and (2) 1.60 shares for each share of Stock issued pursuant to a Full Value Award (for purposes of clarification, a Full Value Award is any Award other than an Option granted under Section 6 or a Stock Appreciation Right granted under Section 7 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Stock on the date of grant).

        If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. To the extent there is issued a share of Stock pursuant to an Award that counted as 1.60 shares against the number of shares available for issuance under the Plan and such share of Stock again becomes available for issuance under the Plan pursuant to this Section 4(a), then the number of shares of Stock available for issuance under the Plan shall increase by 1.60 shares.

        If any shares subject to an Award are not delivered to a Participant because such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 19, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. If the exercise price of any Award is satisfied by tendering shares of Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

        The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Stock or credited as additional Performance Shares. The maximum number of shares of Stock shall not be reduced by the issuance of shares of Stock hereunder due to the assumption, conversion or substitution of Awards made by an entity acquired by the Company. For the purposes of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

        (b)   The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4(a) above shall be cumulatively increased from time to time by:

            (i)  the number of shares of Stock authorized and remaining available for the future grant of options under the Predecessor Plans as of the Effective Date; and

           (ii)  the number of shares of Stock subject to that portion of any option outstanding under a Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised.

        Notwithstanding the foregoing, the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4(b) shall not exceed 10,000,000 shares.

        The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans. All options outstanding under the Predecessor Plans as of the Effective Date shall, immediately upon the Effective Date, be incorporated into the Plan and treated as outstanding Options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option. No provision of the Plan shall be deemed to adversely affect or otherwise diminish the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Stock which may exist under the terms of the Predecessor Plans under which such incorporated option was issued. Subject to the rights of the Participant under the incorporated option documents and Predecessor Plans, the discretion delegated to the Committee hereunder may be exercisable with respect to incorporated options to the same extent as it is exercisable with respect to options originally granted under this Plan.

        (c)   Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section 4(c) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4(c) shall be final, binding and conclusive.

        (d)   The maximum number of shares of Stock with respect to which Options and/or SARs may be granted to any Participant in any fiscal year of the Company shall be 1,000,000 shares. The maximum number of shares with respect to which Full Value Awards, in the aggregate, may be granted to any Participant in any fiscal year of the Company shall be 200,000 shares. In connection with a Participant's (i) commencement of Service or (ii) promotion, a Participant may be granted Options and/or SARs for up to an additional 500,000 shares or may be granted Full Value Awards, in the aggregate, for up to an additional 50,000 shares none of which shall count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 4(c) above. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Participant, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of shares of Stock with respect to which Awards may be granted to the Participant. For this purpose, if the Company reprices an Option (or in the case of a SAR, if the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Stock), and if such repricing or reduction (in the case of a SAR) is approved by the shareholders of the Company, then such repricing or reduction shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

        Section 5.    Eligibility.

        (a)   Awards may, at the Committee's sole discretion, be granted in the form of Options pursuant to Section 6, SARs pursuant to Section 7, Restricted Stock Awards pursuant to Section 8, Restricted Stock Unit Awards pursuant to Section 9, Performance Awards pursuant to Section 10, Deferred Stock Awards pursuant to Section 11, Other Stock-based Awards pursuant to Section 12, Deferred Compensation Awards pursuant to Section 13, or any combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award at any time to such other terms, conditions, restrictions and/or limitations, (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

        (b)   In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("special terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (i) increase the number of available shares under Section 4; (ii) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code; or (iii) revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

        (c)   Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

        (d)   The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration, but not limitation, the Committee may restrict the method of exercise of an Award to facilitate compliance with applicable securities laws or exchange control filings, laws or regulations.

        (e)   No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

        (f)    Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group;

provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

        (g)   Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

        Section 6.    Options.    Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        (a)   Option Price.    The purchase price per share of the Stock purchasable under an Option shall be determined by the Committee, but will be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Option, as determined in accordance with procedures established by the Committee. Notwithstanding the foregoing, the purchase price per share of the Stock purchasable under any Incentive Stock Option granted to any 10% Owner shall not be less then 110% of the Fair Market Value of the Stock on the date of the grant of the Option, as determined in accordance with procedures established by the Committee.

        (b)   Option Period.    The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted. Notwithstanding the foregoing, no Incentive Stock Option granted to a 10% Owner shall be exercisable after the expiration of five years from the date the Option is granted.

        (c)   Exercisability.

            (i)  Options shall be exercisable at such time or times as determined by the Committee at or subsequent to the date of grant; provided, however, that no Option shall be exercisable until the first anniversary date of the granting of the Option, except in the event of death, Disability, Retirement or Change in Control.

           (ii)  Solely for Federal income tax purposes, to the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000.00 (as of the date of grant), such Options shall be treated as Nonqualified Stock Options. For purposes of this rule, Options shall be taken into account in the order in which they were granted.

        (d)   Method of Exercise.    Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

        Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

        The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company, notwithstanding that such program or procedures may be available to other Participants.

        (e)   Restrictions on Transferability.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonqualified Stock Option shall be assignable or transferable to a "family member" of the Participant as such term is defined in and subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

        (f)    Termination by Death.    Except to the extent otherwise provided by the Committee at or after the time of grant, if a Participant's Service terminates by reason of death, the Option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the Participant under the will of the Participant until the expiration of the stated period of the Option (the "Option Expiration Date").

        (g)   Termination by Reason of Disability.    Except to the extent otherwise provided by the Committee at or after the time of grant, if a Participant's Service terminates by reason of Disability, any Option held by such Participant may thereafter be exercised in full at any time prior to three (3) years from the date of such termination, but in no event later than the Option Expiration Date. Notwithstanding the foregoing, if the Option is an Incentive Stock Option and is not exercised within 12 months of the date the Participant's Service is terminated by reason of the Participant being permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, the Option shall thereafter be treated as a Nonqualified Stock Option and not an Incentive Stock Option. If the Participant dies during the 12-month period commencing on the date his/her Service terminates by reason of such permanent and total disability, however, then the Option will continue to be an Incentive Stock Option until the Option Expiration Date.

        (h)   Termination for Cause.    If a Participant's Service is terminated by reason of "Cause," the Option to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, shall immediately terminate and shall be forfeited in its entirety. For the purposes of the Plan, "Cause" shall mean, unless otherwise provided in an Award Agreement: (i) any gross failure by the Participant (other than by reason of Disability) to faithfully and professionally carry out his or her duties or to comply with any other material provision of his or her employment agreement, if any, which continues for thirty (30) days after written notice by the Participating Company for which the Participant is performing services (the "Employer"); provided, that the Employer does not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion; (ii) the Participant's dishonesty or other willful misconduct; (iii) the Participant's conviction of any felony or of any other crime involving moral turpitude, whether or not relating to his or her employment; (iv) the Participant's insobriety or use of drugs, chemicals or controlled substances either in the course of performing his or her duties and responsibilities for a Participating Company or otherwise affecting the ability of Participant to perform those duties and responsibilities; (v) the Participant's failure to comply with a lawful written direction of the Employer; (vi) any wanton or willful dereliction of duties by the Participant; or (vii) breach of the Employer's Standards of Integrity or insider trading policies. Notwithstanding the foregoing, in the event that a Participant is a party to an employment agreement with the Company or any other Participating Company that defines a termination on account of "Cause" (or a term having similar meaning), such definition shall apply as the definition of a termination of account of "Cause" for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is sent to the Participant.

        (i)    Other Termination.    If the Participant's Service terminates for any reason except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, or such other period of time as determined by the Committee at or after grant, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, if such termination is by action of the Company within 18 months following a Change in Control (other than discharge for Cause), any unexercised portion of the Option may be exercised by the Participant until the earlier of (x) six (6) months and one day after such termination or (y) the Option Expiration Date. Notwithstanding the foregoing, if the Option is not exercised within three (3) months of the date Participant's Service is terminated, the Option shall be treated as a Nonqualified Option and not an Incentive Stock Option.

        (j)    Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth above is prevented by the provisions of Section 22 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified in writing by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

        (k)   Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, if a sale within the applicable time periods set forth above of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

        Section 7.    Stock Appreciation Rights.

        (a)   Types of SARs Authorized.    SARs shall be granted independently of and not in tandem with any Option.

        (b)   Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share subject to a SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

        (c)   Exercisability and Term of SARs.    SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) the vesting and exercisability of any SAR shall not be accelerated except in the event of death, Disability, Retirement or Change in Control.

        (d)   Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7(e) below) of a SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Subject to Section 409A of the Code, payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. Subject to Section 409A of the Code, the Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7(e).

        (e)   Deemed Exercise of SARs.    If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

        (f)    Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein, a SAR shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with Section 6(f) through (k) (treating the SAR as if it were an Option), or such other period of time as determined by the Committee at or after the grant, and thereafter shall terminate.

        (g)   Nontransferability of SARs.    During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the exercise of a SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

        Section 8.    Restricted Stock Awards.

        (a)   Stock and Administration.    Shares of Restricted Stock may be issued either alone or in addition to Options, Deferred Stock Awards or other Awards granted under the Plan. The Committee shall determine the Directors, Consultants, and Employees of the Participating Company Group to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such Restricted Stock Awards may be subject to forfeiture (subject to Section 3(b)(iv)(D)), and all other conditions of the Awards. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d). If either the grant of a Restricted Stock Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10(c) through 10(e), as applicable. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

        (b)   Awards and Certificates.    The prospective recipient of an Award of shares of Restricted Stock shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

            (i)  Each Participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Medarex, Inc. 2005 Equity Incentive Plan and an Agreement entered into between the registered owner and Medarex, Inc. Copies of such Plan and Agreement are on file in the offices of Medarex, Inc., 707 State Road, Princeton, New Jersey 08540."

  The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and shall require, as a condition of any Restricted Stock Award, that the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

        (c)   Restrictions and Conditions.    The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

            (i)  subject to the provisions of this Plan, during a period set by the Committee commencing with the date of such Award (the "restriction period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate (subject to Section 3(b)(iv)(D)). Notwithstanding the foregoing, or any other provision of the Plan, any Awards of Restricted Stock which vest on the basis of the Participant's continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that (A) up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines and (B) the vesting of any Award of Restricted Stock may be accelerated in the event of death, Disability, Retirement or Change in Control.

           (ii)  Except as provided in subsection (c)(i) of this Section 8, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a Shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock or otherwise reinvested. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

          (iii)  Subject to the provisions of subsection (d) of this Section 8, upon termination of Service of any reason during the restriction period, all shares still subject to restriction shall be forfeited by the Participant and reacquired by the Company.

        (d)   Effect of Termination of Service.    Unless related to death, Disability, Retirement or Change in Control and (i) otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement or (ii) determined by the Committee in its sole discretion after the date of grant, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death, Disability or Retirement), then the Participant shall forfeit to the Company any Restricted Stock pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

        (e)   Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant of a Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The

Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

        Section 9.    Terms and Conditions of Restricted Stock Unit Awards.

        (a)   Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d). If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10(c) through 10(e), as applicable. The provisions of Restricted Stock Unit Awards need not be the same with respect to each recipient.

        (b)   Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

        (c)   Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10(d), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. Notwithstanding the foregoing, or any other provision of the Plan, any Awards of Restricted Stock Units which vest on the basis of the Participant's continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock Units which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that (i) up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines and (ii) the vesting of any Award of Restricted Stock Units may be accelerated in the event of death, Disability, Retirement or Change in Control.

        (d)   Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (x) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (y) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4(c), appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

        (e)   Effect of Termination of Service.    Unless related to death, Disability, Retirement or Change in Control and (i) otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement or (ii) determined by the Committee in its sole discretion after the date of grant, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death, Disability or Retirement), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

        (f)    Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9(d)) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, and subject to Section 409A of the Code, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

        (g)   Nontransferability of Restricted Stock Unit Awards.    Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        Section 10.    Terms and Conditions of Performance Awards.

        (a)   Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

        (b)   Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4(c), on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee. No Participant shall be granted, within any one fiscal year of the Company, Performance Units which in the aggregate may have a maximum final value in excess of $2,000,000.

        (c)   Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Except as provided in Section 10(d)(iii), once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula. Notwithstanding the foregoing, or any other provision of the Plan, all Performance Awards shall provide for a Performance Period of at least 12 months; provided, however, that up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet this vesting guideline.

        (d)   Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

            (i)  Performance Measures.    Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meanings used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Company consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, any financial Performance Measures applicable to a Performance Award shall be calculated in accordance with the Company's past accounting practices. Performance Measures may be one or more of the following, as determined by the Committee: (1) cost of sales, (2) earnings per share, (3) cash flow (including but not limited to net operating cash flow, free cash flow and cash flow return on capital), (4) marketing and sales expenses, (5) net income or net earnings (before or after taxes), (6) operating margin, (7) product approvals, (8) product sales, (9) projects in clinical or preclinical development, (10) regulatory filings, (11) research and development efforts, (12) working capital, (13) revenue, (14) achievement of specified milestones in the discovery, development, commercialization, or manufacturing of one or more of the Company's products and/or services, (15) expense targets, (16) personal management objectives, (17) share price (including, but not limited to, growth measures and total shareholder return), (18) operating efficiency, (19) gross margin, (20) return measures (including, but not limited to, return on assets, capital, equity, or sales), (21) productivity ratios, (22) operating income, (23) net operating income, (24) net operating profit, (25) earnings before or after interest, taxes, depreciation, and/or amortization, (26) economic value added, (27) market share, (28) customer satisfaction, (29) joint ventures, corporate partnerships and strategic alliances, (30) spin-offs, split ups and the like, (31) reorganizations, (32) strategic investments or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings, (33) acquisitions or divestitures, (34) organizational realignments, (35) infrastructure changes, (36) assets and (37) debt reduction. The Performance Measures and Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (C) on a per-share basis, (D) against the performance of the Company as a whole or a segment of the Company and/or (E) on a pre-tax or after-tax basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.

           (ii)  Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

          (iii)  Adjustments.    To the extent compliant with Section 162(m) of the Code, at the time of the grant of any Performance Award, the Committee is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; and/or (vi) to make adjustments for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award.

        (e)   Settlement of Performance Awards.

            (i)  Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

           (ii)  Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award.

          (iii)  Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

          (iv)  Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 10(e)(i) and (ii), the Company shall notify each Participant of the determination of the Committee.

           (v)  Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 10(e)(i) and (ii), and in no event later than the date required by Section 409A of the Code to avoid a payment of deferred compensation, payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. Subject to Section 409A of the Code, an Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

          (vi)  Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to vesting conditions determined by the Committee.

        (f)    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (x) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (y) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become non-forfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10(e). Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4(c), appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

        (g)   Effect of Termination of Service.    Unless related to death, Disability, Retirement (if in compliance with Section 162(m) of the Code) or Change in Control and (i) otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement or (ii) determined by the Committee in its sole discretion after the date of grant, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

            (i)  Termination for Cause and Voluntary Termination of Service by Participant.    If a Participant's Service terminates for reason of Cause or voluntary termination before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

           (ii)  Other Termination of Service.    If the Participant's Service terminates for any reason except for Cause or voluntary termination before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10(e).

        (h)   Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        Section 11.    Deferred Stock Awards.

        (a)   Stock and Administration.    Subject to the requirements of Section 409A of the Code, Deferred Stock Awards of the right to receive Stock that is not to be distributed to the Participant until after a specified deferral period may be made either alone or in addition to Options, Restricted Stock, or other Awards granted under the Plan. The Committee shall determine the Participants to whom, and the time or times at which, Deferred Stock Awards shall be awarded, the number of shares of Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the Deferred Stock Award in addition to those contained in subsection (b) of this Section 11. In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the Fair Market Value on the date of grant of the number of shares of Stock covered by a Deferred Stock Award. Deferred Stock Awards may also be granted upon the completion of a specified Performance Period or upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d). If either the grant of a Deferred Stock Award or other conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10(c) through 10(e), as applicable. The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

        Notwithstanding the foregoing, or any other provision of the Plan, any Deferred Stock Awards which vest on the basis of the Participant's continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Deferred Stock Awards which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines.

        (b)   Terms and Conditions.    Deferred Stock Awards made pursuant to this Section 11 shall be subject to the following terms and conditions:

            (i)  Subject to the provisions of the Plan, the shares of stock to be issued pursuant to a Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period or Elective Deferral Period (defined below), where applicable, and may be subject to a risk of forfeiture during all or such portion of the Deferral Period as shall be specified by the Committee. At the expiration of the Deferral Period and Elective Deferral Period, share certificates shall be delivered to the Participant, or the Participant's legal representative, representing the number of shares covered by the Deferred Stock Award.

           (ii)  Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional deferred Stock or otherwise reinvested, as determined at the time of the Deferred Stock Award by the Committee, in its sole discretion.

          (iii)  Subject to the provisions of subsection (b)(iv) of this Section 11, upon termination of the Service for any reason during the Deferral Period for a given Deferred Stock Award, the Stock subject to such Deferred Stock Award shall be forfeited by the Participant.

          (iv)  In the event of the Participant's Disability, death or Retirement during the Deferral Period (or Elective Deferral Period, where applicable), the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Deferred Stock Award; provided, however, that if such Deferred Stock Award is subject to Section 409A of the Code, such waiver may only occur in the event of the Participant's Disability or death, or upon the occurrence of an unforeseeable emergency (as such term is defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Deferred Stock Award must provide for such waiver at the time of grant of such Deferred Stock Award. Anything in the Plan to the contrary notwithstanding, upon the occurrence of a Change in Control, the Deferral Period and the Elective Deferral Period with respect to each Deferred Stock Award shall expire immediately and all share certificates relating to such Deferred Stock Award shall be delivered to each Participant or the Participant's legal representative; provided, however, that if such Award is subject to Section 409A of the Code, (i) such delivery shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Deferred Stock Award must provide for such delivery at the time of grant of such Deferred Stock Award.

           (v)  Subject to Section 409A of the Code, prior to completion of the Deferral Period, a Participant may elect to defer further the receipt of the Deferred Stock Award for a specified period or until a specified event (the "Elective Deferred Period"), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

          (vi)  Each Deferred Stock Award shall be confirmed by an Award Agreement or other instrument executed by the Committee and by the Participant.

        Section 12.    Other Stock-Based Awards.

        (a)   Stock and Administration.    Subject to the requirements of Section 409A of the Code, Other Stock-based Awards may be granted either alone or in addition to other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Stock-based Awards shall be made, the number of shares of the Stock to be awarded pursuant to such Other Stock-based Awards and all other conditions of the Other Stock-based Awards. Other Stock-based Awards may also be granted upon the completion of a specified Performance Period or upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d). If either the grant of a Other Stock-based Award or other conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in

Sections 10(c) through 10(e), as applicable. The provisions of Other Stock-based Awards need not be the same with respect to each recipient.

        Notwithstanding the foregoing, or any other provision of the Plan, any Other Stock-based Awards which vest on the basis of the Participant's continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Other Stock-based Awards which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines.

        (b)   Terms and Conditions.    Other Stock-based Awards made pursuant to this Section 12 shall be subject to the following terms and conditions:

            (i)  Subject to the provisions of this Plan, shares or interests in shares subject to Other Stock-based Awards made under this Section 12 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

           (ii)  Subject to the provisions of this Plan and the Other Stock-based Award agreement, the recipients of Other Stock-based Awards under this Section 12 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or Dividend Equivalents with respect to the number of shares or interests therein covered by the Other Stock-based Awards, as determined at the time of grant of the Other Stock-based Awards by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

          (iii)  Any Other Stock-based Awards granted under this Section 12 and any Stock covered by any such Other Stock-based Award may be forfeited to the extent so provided in the Other Stock-based Award agreement, as determined by the Committee, in its sole discretion.

          (iv)  In the event of the Participant's Disability, death or Retirement, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all Other Stock-based Awards; provided, however, that if such Other Stock-based Awards are subject to Section 409A of the Code, such waiver may only occur in the event of the Participant's Disability or death, or upon the occurrence of an unforeseeable emergency (as such term is defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Other Stock-based Awards must provide for such waiver at the time of grant of such Other Stock-based Awards. Anything in the Plan to the contrary notwithstanding, upon the occurrence of a Change in Control, any limitations imposed with respect to any Other Stock-based Award under this Section 12, including any provision providing for the forfeiture of any Other Stock-based Award under any circumstance, shall terminate immediately and the number of shares of or interests in the Stock subject to such Other Stock-based Award shall be delivered to the Participant (or, in the case of an Other Stock-based Award with respect to which such number is not determinable, such number of shares of or interests in the Stock as is determined by the Committee and set forth in the terms of such Other Stock-based Award); provided, however, that if such Other Stock-based Award is subject to Section 409A of the Code, (i) such delivery shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Other Stock-based Award must provide for such delivery at the time of grant of such Other Stock-based Award.

           (v)  Each Other Stock-based Award under this Section 12 shall be confirmed by an agreement or other instrument executed by the Company and by the Participant.

          (vi)  The Stock or interests therein (including securities convertible into the Stock) paid or awarded on a bonus basis under this Section 12 shall be issued for no cash consideration; the Stock or interests therein (including securities convertible into the Stock) purchased pursuant to a purchase right Awarded under this Section 12 shall be priced at least at 50% of the Fair Market Value of the Stock on the date of grant.

         (vii)  The Committee, in its sole discretion, may impose such restrictions on the transferability of Other Stock-based Awards as it deems appropriate. Any such restrictions shall be set forth in the written agreement between the Company and the Participant with respect to such Award.

        (viii)  Each Other Stock-based Award to an Insider under this Section 12 shall be subject to all of the limitations and qualifications that may be required by Section 16 of the Exchange Act and all of the rules and regulations promulgated thereunder.

        Section 13.    Deferred Compensation Awards.

        (a)   Establishment of Deferred Compensation Award Programs.    This Section 13 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, and subject to the requirements of Section 409A of the Code, may establish one or more programs pursuant to the Plan under which a Participant designated by the Committee who is an Insider or otherwise among a select group of management and highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant's compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Restricted Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

        (b)   Terms and Conditions of Deferred Compensation Awards.    Deferred Compensation Awards granted pursuant to this Section 13 may be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        (c)   Vesting Conditions.    Deferred Compensation Awards shall be subject to such vesting conditions as shall be determined by the Committee. Notwithstanding the foregoing, or any other provision of the Plan, any Deferred Compensation Awards which vest on the basis of the Participant's continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Deferred Compensation Awards which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that (i) up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines, (ii) any Restricted Stock Units subject to Deferred Compensation Awards that are granted in lieu of compensation that has been earned by the Participant and that is otherwise payable in cash shall not be subject to these vesting guidelines, and (iii) the vesting of any Deferred Compensation Awards may accelerated in the event of death, Disability, Retirement or Change in Control.

        (d)   Terms and Conditions of Restricted Stock Units.

            (i)  Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Restricted Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Restricted Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally granted under the Award Agreement. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4(c), appropriate adjustments shall be made in the Participant's Restricted Stock Units so that the Participant receives upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

           (ii)  Settlement of Restricted Stock Units.    A Participant electing to receive an Award of Restricted Stock Units pursuant to this Section 13, shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or, if so determined by the Committee, the date of termination of the Participant's Service or the date of the Participant's death or Disability, a number of whole shares of Stock equal to the number of whole Restricted Stock Units granted under the Award Agreement. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Restricted Stock Units shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

          (iii)  Nontransferability of Restricted Stock Units.    Prior to their settlement in accordance with the provision of the Plan, no Restricted Stock Unit shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        Section 14.    Transfer, Leave of Absence, etc.    For purposes of the Plan: (a) a transfer of an Employee from the Company to a Participating Company, or vice versa, or from one Participating Company to another; (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness, or for any other purposes approved by the Company if the period of such leave does not exceed three (3) months; or (c) a leave of absence in excess of three (3) months, duly authorized in writing by the Company, shall not be deemed a termination of Service. However, if any such leave of absence taken by a Participant exceeds three (3) months, then any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonqualified Stock Option after six (6) months following the commencement of such leave, unless the Participant's right to return to Service is guaranteed by statute or contract.

        Section 15.    Amendments and Termination.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of a Participant under any Award theretofore granted, without the Participant's consent, or (ii) which, without the approval of the shareholders, would:

        (a)   except as is provided in Section 4 of the Plan, increase the total number of shares available for the purpose of the Plan;

        (b)   subsequent to the date of grant, decrease the option price of any Option or SAR to less than 100% (110% in the case of a 10% Owner of an Incentive Stock Option) of the Fair Market Value on the date of the granting of the Option or SAR or cancel any outstanding Option or SAR in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs;

        (c)   extend the maximum option period under Section 6(b) of the Plan;

        (d)   otherwise materially increase the benefits accruing to Participants under, or materially modify the requirements as to eligibility for participation in, the Plan; or

        (e)   violate any applicable law, rule or regulation enacted or promulgated by any governmental authority, securities exchange, market system or self regulatory organization.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without such holder's consent. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, amend the Plan or terms of any outstanding Award held by a person then subject to Section 16 of the Exchange Act without the consent of any holder in order to preserve exemptions under said Section 16 which are or become available from time to time under rules of the Securities and Exchange Commission.

        Section 16.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        Section 17.    Employment at Will.    Nothing contained in the Plan, or in any Award granted pursuant to the Plan, or in any agreement made pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by a Participating Company or its subsidiaries, nor interfere in any way with the right of a Participating Company or its subsidiaries to terminate the Participant's employment at will or change the Participant's compensation at any time.

        Section 18.    Additional Compensation Arrangements.    Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        Section 19.    Taxes.

        (a)   Participants shall make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to any income which the Participant is required, or elects, to include in his gross income and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Anything contained herein to the contrary notwithstanding, the Committee may, in its sole discretion, authorize acceptance of Stock received in connection with the grant or exercise of an Award or otherwise previously acquired in satisfaction of withholding requirements.

        (b)   Notwithstanding any provisions to the contrary in this Section 19, an Insider may only satisfy tax withholding requirements with the settlement of a stock appreciation right or with shares of the Stock if he or she has held such stock or stock appreciation right for at least six (6) months or the cash settlement of the tax obligation occurs no earlier than six (6) months after the date of an irrevocable election made by an Insider.

        Section 20.    Standard Forms of Award Agreement.

        (a)   Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of notice of grant and a form of agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

        (b)   Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        Section 21.    Change in Control.

        (a)   Effect of Change in Control on Options and SARs.

          (1)   Accelerated Vesting.    The Committee, in its discretion, may provide in any Award Agreement evidencing an Option or SAR Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

          (2)   Assumption or Substitution.    In the event of a Change in Control, the Surviving Company, may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the stock of the Surviving Company or other Person acquiring the Company's Voting Securities in such Change in Control (the "Acquirer"). Any Options or SARs which are not assumed or substituted in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

          (3)   Cash-Out of Options or SARs.    The Committee, in its discretion and without the consent of any Participant, may determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the "Spread"). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

        (b)   Effect of Change in Control on Restricted Stock Awards.    The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated effective immediately prior to the consummation of the Change in Control to such extent as the Committee shall determine.

        (c)   Effect of Change in Control on Restricted Stock Unit Awards.    The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to the Change in Control shall be settled effective as of the date of the Change in Control to such extent as the Committee shall determine; provided, however, that if such Restricted Stock Unit Award is subject to Section 409A of the Code, (i) such settlement shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Restricted Stock Unit Award must provide for such settlement at the time of grant of such Restricted Stock Unit Award.

        (d)   Effect of Change in Control on Performance Awards.    The Committee, in its discretion, may provide in any Award Agreement evidencing a Performance Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control or whose Service terminated by reason of the Participant's death or Disability shall become payable effective as of the date of the Change in Control to such extent as the Committee shall determine; provided, however, that if such Performance Award is subject to Section 409A of the Code, (i) such payment shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Performance Award must provide for such payment at the time of grant of such Performance Award.

        (e)   Effect of Change in Control on Deferred Stock Awards, Other Stock-Based Awards and Deferred Compensation Awards.    The Committee, in its discretion, may provide in any Award Agreement evidencing a Deferred Stock Award, Other Stock-based Award or a Deferred Compensation Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the stock or Restricted Stock Units pursuant to such Award shall be settled effective as of the date of the Change in Control; provided, however, that if such Award is subject to Section 409A of the Code, (i) such settlement shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Award must provide for such settlement at the time of grant of such Award.

        (f)    Excise Tax Limit.    In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant's payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the "Excise Tax"), whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 21(f) shall be made by the nationally recognized accounting firm which is the Company's outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the "Accounting Firm"). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 21(f), all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on December 30, 2004.

        Section 22.    Compliance With Securities Law.    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation, warranty or covenant with respect thereto as may be requested by the Company.

        Section 23.    Miscellaneous Provisions.

        (a)   Deferrals of Payment.    In addition to the grant of Deferred Stock Awards or Deferred Compensation Awards under Section 11 or 13 of the Plan, the Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

        (b)   Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such repurchase options or transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such repurchase options or transfer restrictions.

        (c)   Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

        (d)   Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Officer, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

        (e)   Rights as a Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4(c) or another provision of the Plan.

        (f)    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award; provided, however, that if the Company does not issue fractional shares upon the exercise or settlement of any Award, it shall make a cash payment equal to the Fair Market Value of such fractional shares unless such fractional shares are rounded up.

        (g)   Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

        (h)   Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

        (i)    Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of New Jersey, without regard to its conflict of law rules.

        Section 24.    Effective Date of the Plan.    The Plan shall be effective on the Effective Date.

        Section 25.    Term of the Plan.    No Award shall be granted pursuant to the Plan after May 19, 2015, but Awards theretofore granted may extend beyond that date.

MEDAREX, INC.

707 State Road

Princeton, New Jersey 08540

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

May 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints HOWARD H. PIEN and CHRISTIAN S. SCHADE and each of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all shares of Common Stock of Medarex, Inc. held of record by the undersigned on March 21, 2008, at the Annual Meeting of Shareholders to be held on May 15, 2008, and any adjournments thereof, hereby revoking all previous proxies, with all powers the undersigned would possess if present, on all matters mentioned in the Notice of Annual Meeting dated April 7, 2008, described below and such other matters as may properly come before the meeting:

INSTRUCTIONS: MARK ONLY ONE BOX FOR EACH NUMBERED MATTER

The following matters have been proposed by Medarex:

(1)    The election of (i) three Class II Directors each to serve for a term to expire in 2011—Nominees: Patricia M. Danzon, Ph.D., Robert C. Dinerstein, and Howard H. Pien, and (ii) one Class I director to serve for a term to expire in 2009—Nominee:  Marc Rubin, M.D.

☐	FOR all nominee(s) listed	☐	WITHHOLD AUTHORITY to vote for all nominee(s)

☐ WITHHOLD AUTHORITY to vote for the following nominee(s) (see instruction below, all nominee(s) not written will receive a “FOR” vote)

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below).

(2)  The amendment and restatement of Medarex’s 2005 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)           The ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Medarex’s independent registered public accounting firm for 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 and 3.

Please mark, date, sign and return this Proxy promptly, using the enclosed envelope.

DATED: , 2008
Month Day

Signature

Please sign exactly as name appears hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners must sign.

I plan to attend the meeting.

☐ YES ☐ NO

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

QuickLinks

TABLE OF CONTENTS
INFORMATION ABOUT THIS PROXY MATERIAL AND VOTING
BOARD OF DIRECTORS AND COMMITTEE INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION TO THE BOARD OF DIRECTORS OF EACH NAMED NOMINEE.
2007 Director Compensation Table
PROPOSAL 2 APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2005 EQUITY INCENTIVE PLAN
Amended and Restated 2005 Equity Incentive Plan
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED MATTERS
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES Summary Compensation Table for 2007 and 2006
Grants of Plan-Based Awards in 2007
Outstanding Equity Awards at December 31, 2007
Option Exercises and Stock Vested in 2007
NONQUALIFIED DEFERRED COMPENSATION FOR 2007
Payments Upon Non-Renewal
APPENDIX A MEDAREX, INC. 2005 EQUITY INCENTIVE PLAN